Exhibit 4.10
LEASE
BETWEEN

HDP ASSOCIATES, LLC, LESSOR
AND

LUMENIS INC., LESSEE
5302 Betsy Ross Drive
Santa Clara, California 95054
July 19, 2006

SCHEDULE OF EXHIBITS

EXHIBIT “A”	Legal Description
EXHIBIT “B”	Floor Plan
EXHIBIT “C”	Commencement Memorandum
EXHIBIT “D”	Letter of Credit Reduction Schedule

LEASE
5302 Betsy Ross Drive
Santa Clara, California 95054
     THIS LEASE, referred to herein as “this Lease,” dated for reference purposes as of July 19, 2006, is made and entered into by and between HDP ASSOCIATES, LLC, a California limited liability company (“Lessor”), and LUMENIS INC., a Massachusetts corporation (“Lessee”).
     RECITALS:
     A. Lessor is the owner of the real property commonly referred to as 5302 Betsy Ross Drive, Santa Clara, California 95054, more particularly described on Exhibit “A” attached hereto and incorporated by reference herein, consisting of a parcel of land containing approximately 3.50 acres, together with all easements and appurtenances thereto (the “Land”), and the existing two-story building (plus mezzanine) thereon containing approximately 85,053 rentable square feet (the “Building”), and all other improvements located thereon. The Building and the other improvements are hereafter referred to collectively as the “Improvements.” The Land and the Improvements are hereafter referred to collectively as the “Property.”
     B. Lessor and Lessee wish to enter into this Lease upon the terms and conditions set forth herein.
     NOW, THEREFORE, the parties agree as follows:
     1. Lease.
          (a) Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, a portion of the Building containing approximately 70,000 rentable square feet, together with the exclusive right to use the entire common areas of the Building, the entire parking area, and the entirety of the other common areas on the Land, all of which are hereafter referred to collectively as the “Premises,” at the rental and upon all of the terms and conditions set forth herein. The approximately 70,000 rentable square feet of the Building to be occupied by Lessee are the entire first floor and the entire second floor of the Building (excluding the mezzanine area) shown on the floor plan of the first floor and second floor of the Building attached hereto as Exhibit “B” and incorporated by reference herein, including the lunchroom area, and associated patios and staircases.
          (b) Lessor hereby grants to Lessee the continuing right, at Lessee’s option, to lease all or a portion of the remaining approximately 15,053 rentable square feet in the Building consisting of the mezzanine area at any time during the initial term of this Lease, or during the option extension period if exercised. Lessee’s right to lease the expansion space shall be upon the following terms and conditions:
               (1) There shall be no uncured material default by Lessee hereunder at the time Lessee exercises the option to lease all or any portion of the expansion space.

LEASE
5302 Betsy Ross Drive
Santa Clara, California 95054
     THIS LEASE, referred to herein as “this lease,” dated for reference purposes as of July 19, 2006, is made and entered into by and between HDP ASSOCIATES, LLC, a California limited liability company (“Lessor”), and LUMENIS INC., a Massachusetts corporation (“Lessee”).
     RECITALS:
     A. Lessor is the owner of the real property commonly referred to as 5302 Betsy Ross Drive, Santa Clara, California 95054, more particularly described on Exhibit “A” attached hereto and incorporated by reference herein, consisting of a parcel of land containing approximately 3.50 acres, together with all casements and appurtenances thereto (the “Land”), and the existing two-story building (plus mezzanine) thereon containing approximately 85,053 rentable square feet (the “Building”), and all other improvements located thereon. The Building and the other improvements are hereafter referred to collectively as the “Improvements.” The Land and the Improvements are hereafter referred to collectively as the “Property.”
     B. Lessor and Lessee wish to enter into this Lease upon the terms and conditions set forth herein.
     NOW, THEREFORE, the parties agree as follows:
     1. Lease.
          (a) Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, a portion of the Building containing approximately 70,000 rentable square feet, together with the exclusive right to use the entire common areas of the Building, the entire parking area, and the entirety of the other common areas on the Land, all of which are hereafter referred to collectively as the “Premises,” at the rental and upon all of the terms and conditions set forth herein. The approximately 70,000 rentable square feet of the Building to be occupied by Lessee are the entire first floor and the entire second floor of the Building (excluding the mezzanine area) shown on the floor plan of the first floor and second floor of the Building attached hereto as Exhibit “B” and incorporated by reference herein, including the lunchroom area, and associated patios and staircases.
          (b) Lessor hereby grants to Lessee the continuing right, at Lessee’s option, to lease all or a portion of the remaining approximately 15,053 rentable square feet in the Building consisting of the mezzanine area at any time during the initial term of this Lease, or during the option extension period if exercised. Lessee’s right to lease the expansion space shall be upon the following terms and conditions:
               (1) There shall be no uncured material default by Lessee hereunder at the time Lessee exercises the option to lease all or any portion of the expansion space.

          (2) Lessee may exercise the option to lease all or a portion of the expansion space by giving written notice to Lessor of the exercise of such option, and specifying the number of rentable square feet of the expansion space that Lessee elects to lease and the effective date of the lease of the expansion space. The expansion space shall be leased by Lessor to Lessee “as is” in its existing configuration and in good operating condition and repair. The expansion space shall be subject to the same warranties of condition as the original Premises, as set forth in Paragraph 2(c) below.
          (3) Lessor and Lessee shall execute and deliver an amendment to this Lease to include the expansion space. The expansion space shall be leased by Lessee at the then applicable Monthly Base Rent, with the same annual adjustments to the Monthly Base Rent that are provided for in Paragraph 4(a), for a term which is co-terminus with the then remaining initial term of this Lease and the option extension period, if the option to extend set forth in Paragraph 3 is exercised, and subject to all of the other terms and provisions of this Lease, excluding Paragraphs 13(a) through 13(d) hereof.
     2. Initial Term.
          (a) The initial term of this Lease (the “initial term”) shall commence upon the execution and delivery of this Lease by the parties (the “Commencement Date”), subject to the satisfaction thereafter of the other conditions set forth in Paragraph 2(e). The Commencement Date shall be confirmed in writing by Lessor and Lessee by the execution and delivery of the Commencement Memorandum in the form attached hereto as Exhibit “C.”
          (b) The initial term of this Lease shall expire on December 31, 2012 (the “Expiration Date”), unless sooner terminated in accordance with the provisions hereof.
          (c) Notwithstanding the commencement of this Lease on the Commencement Date pursuant to Paragraph 2(a), Lessor shall not deliver possession of the Premises to Lessee until the date which is the earlier of (1) the date of substantial completion of the Tenant Improvement Work referred to in Paragraph 13(a), or (2) October 1, 2006 (the “Warranty Date”). Lessor warrants that on the Warranty Date the Premises and the Building will be in compliance with the Americans With Disabilities Act (ADA), applicable building codes, and all other applicable orders, regulations, rules, laws, statutes, ordinances and requirements of all governmental agencies or authorities (collectively, “Laws”), and with the roof membrane and roof structure and all of the systems of the Building in good operating condition and repair, including, but not limited to, the HVAC, mechanical, lighting, electrical, life safety, and plumbing systems, with the ceiling tiles in good condition, and with the roof in water tight condition.
          (d) If for any reason the Premises and the Building are not in the condition referred to in Paragraph 2(c) on the Warranty Date, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay Operating Expenses, Taxes, or Monthly Base Rent until the Premises are delivered to Lessee in the condition referred to in Paragraph 2(c) above. Lessor shall use its good faith diligent efforts to see to it that the Premises and the Building are in the condition referred to in Paragraph 2(c) by the Warranty Date. If the Premises are not delivered to Lessee in the condition referred to in Paragraph 2(c) by January 31, 2007, Lessee may, at its option, by notice in writing received by Lessor after January 31, 2007 and before the date possession is so delivered, cancel this Lease, in which event Lessor shall promptly refund the first month’s Monthly Base Rent and the cash Security Deposit to Lessee and return the Letter of Credit to Lessee, and the parties shall be discharged from all further obligations hereunder. If such written notice is not received by Lessor on or before the date possession is so delivered by Lessor to Lessee, Lessee’s right to cancel this Lease pursuant to this Paragraph 2(d) shall terminate and be of no further force or effect.
          (e) Subject to (1) the prior execution and delivery of this Lease by the parties, (2) the payment by Lessee to Lessor upon the execution and delivery of this Lease by the parties, of the sum of Fifty-eight Thousand One Hundred Dollars ($58,100) representing the Monthly Base Rent for the month of January 2007, (3) the payment by Lessee to Lessor concurrently with the execution and delivery of this Lease of the sum of One Hundred Forty-eight Thousand Four Hundred Dollars ($148,400) representing the Security Deposit referred to in Paragraph 7(a), and (4) the delivery by Lessee to Lessor of written evidence that Lessee’s commercial general liability insurance coverage required by Paragraph 11 (a) is in effect, Lessee and Lessee’s vendors and contractors shall have access to the Premises, after the satisfaction of all of said conditions and commencing upon the Warranty Date for the installation by Lessee at Lessee’s expense of Lessee’s interior improvements and trade fixtures, and for Lessee’s daily operations, and continuing through December 31, 2006. Monthly Base Rent shall be abated until January 1, 2007, but Lessee shall pay to Lessor the Operating Expenses and Taxes of the Property pursuant to Paragraph 5 hereof commencing on the Warranty Date, provided that the Premises and the Building are then in the condition referred to in Paragraph 2(c) hereof.
          (f) As used in this Lease, “term” or “term of this Lease” shall include the initial term and the option extension period, if exercised.
     3. Option to Extend.
          (a) Lessor hereby grants to Lessee an option to extend the term of this Lease for one (1) period of sixty (60) calendar months immediately following the expiration of the initial term (the “option extension period”). Lessee may exercise the foregoing option to extend by giving written notice of exercise to Lessor at least six (6) months, but not more than nine (9) months, prior to the expiration of the initial term of this Lease (“the option exercise period”), time being of the essence; provided that if an event of default by Lessee (as “Event of Default is defined in Paragraph 22) under this Lease remains uncured after the expiration of notice and cure periods, if applicable at the time of exercise of the option or on the commencement date of the option extension period, such notice shall be void and of no force or effect. Such option extension period, if exercised, shall be upon the same terms and conditions as the initial term of this Lease, including the payment by Lessee of the Operating Expenses and Taxes pursuant to Paragraph 5, except that (1) the Monthly Base Rent during the option extension period shall be determined as set forth in Paragraph 3(c) hereof, (2) there shall be no additional option to extend, and (3) Lessee shall accept the Premises in their then “as is” condition subject to Paragraphs 2(c) and 13(e) which shall also apply to the option extension period. If Lessee does not exercise the option in a timely manner, the option shall lapse, time being of the essence. Subject to the foregoing, neither Lessor nor Lessee shall be required to perform any Tenant Improvement Work with respect to the option extension period.

          (b) The option to extend granted to Lessee by this Paragraph 3 is granted for the personal benefit of Lumenis Inc. (“Lumenis”) only, and shall be exercisable only by Lumenis or by an assignee or sublessee referred to in Paragraph 17(g) as a “Permitted Affiliate.” Said option may not be assigned or transferred by Lumenis to, or exercised by, any assignee or sublessee, except as provided in Paragraph 17(g).
          (c) The initial Monthly Base Rent for the Premises during the option extension period shall be determined pursuant to the provisions of this subparagraph (c) shall equal ninety-five percent (95%) of the then current fair market monthly base rental value of the Premises on the commencement date of the option extension period as determined by agreement between the Lessor and Lessee reached prior to the expiration of the option exercise period, if possible, or by the process of appraisal if the parties cannot reach agreement.
          Upon the written request by Lessee to Lessor received by Lessor no earlier than sixty-one (61) days and no later than thirty (30) days prior to the expiration of the option exercise period (e.g., between May 1, 2012 and June 1, 2012, if the Commencement Date is January 1, 2007) and prior to the exercise by Lessee of the option to extend, Lessor shall give Lessee written notice of Lessor’s good faith opinion of the amount equal to ninety-five percent (95%) of the fair market monthly base rental value of the Premises as of the commencement of the option extension period. Thereafter, upon the request of Lessee, Lessor and Lessee shall enter into good faith negotiations for thirty (30) days in an effort to reach agreement on ninety-five percent (95%) of the fair market monthly base rental for the Premises on the commencement date of the option extension period.
          If Lessor and Lessee are unable to agree upon the amount equal to ninety-five percent (95%) of the initial fair market monthly base rent for the Premises, and thereafter, prior to the expiration of the option exercise period, Lessee exercises the option to extend, said amount of the initial monthly base rental shall be determined by appraisal. The appraisal shall be performed by one appraiser if the parties are able to agree upon one appraiser. If the parties are unable to agree upon one appraiser, each party shall appoint an appraiser and the two appraisers shall select a third appraiser. Each appraiser selected shall be a member of the American Institute of Real Estate Appraisers (AIREA) with at least five (5) years of full-time commercial real estate appraisal experience in the Santa Clara, California office/R&D/manufacturing rental market.
          If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the amount equal to ninety-five percent (95%) of the fair market monthly base rental for the Premises on the commencement date of the option extension period within fifteen (15) days following its selection. Said appraisal shall be binding on the parties as the appraised current ninety-five percent (95%) of the “fair market monthly base rental” for the Premises which shall be based upon what a willing new lessee would pay and a willing lessor would accept at arm’s length for premises comparable to the Premises determined with reference to comparable premises in the vicinity of the Premises of similar age, size, quality of construction and specifications (excluding the value of any improvements to the Premises made at Lessee’s cost) for a lease of similar duration to this Lease and taking into consideration that there will be no free rent, improvement allowance, or other concessions. Premises which are “comparable to the Premises” shall not mean premises which are subleased, subject to another tenant’s expansion rights, or leased to a tenant under a renewal or extension right. If multiple appraisers are selected, each appraiser shall within ten (10) days of being selected make its determination of the amount equal to ninety-five percent (95%) of the initial fair market monthly base rental for the Premises in simple letter form. If two (2) or more of the appraisers agree on said amount, such agreement shall be binding upon the parties. If multiple appraisers are selected and two (2) appraisers are unable to agree on said amount, the amount equal to ninety-five percent (95%) of the initial fair market monthly base rental for the Premises shall be determined by taking the mean average of the appraisals; provided, that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average. Said initial monthly base rental shall be adjusted annually on the anniversary of the commencement of the option extension period in the manner determined by the appraiser or appraisers to be consistent with the then prevailing market practice for comparable space in the Santa Clara, California office/R&D/manufacturing rental market.
          If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.
          (d) Thereafter, provided that Lessee has previously given timely notice to Lessor of the exercise by Lessee of the option to extend the term, Lessor and Lessee shall execute an amendment to this Lease stating that the initial monthly base rental for the Premises during the option extension period, and any annual adjustments thereto, if applicable, shall be in the amounts as determined by appraisal.
     4. Monthly Base Rent.
          (a) Subject to Paragraph 2(d), commencing on January 1, 2007 and continuing on the first day of each calendar month thereafter during the initial term, Lessee shall pay to Lessor in monthly installments in advance Monthly Base Rent, in lawful money of the United States, as follows:

Period	Rent/sf/Month/NNN	Amount
January 1, 2007 - December 31, 2007	$0.83	$58,100
January 1, 2008 - December 31, 2008	$0.87	$60,900
January 1, 2009 - December 31, 2009	$0.91	$63,700
January 1, 2010 - December 31, 2010	$0.96	$67,200
January 1, 2011 - December 31, 2011	$1.01	$70,700
January 1, 2012 - December 31, 2012	$1.06	$74,200
          (b) Upon the execution and delivery of this Lease by Lessor and Lessee, Lessee shall pay to Lessor the sum of Fifty-eight Thousand One Hundred Dollars ($58,100), representing the Monthly Base Rent for the month of January 2007. Monthly Base Rent for a partial calendar month at the commencement or expiration of the term shall be prorated on the basis of the actual number of days in such calendar month.

     5. Additional Rent; Operating Expenses and Taxes.
          (a) In addition to the Monthly Base Rent payable by Lessee pursuant to Paragraph 4, Lessee shall pay to Lessor commencing on the Warranty Date (as defined in Paragraph 2(c)), and continuing thereafter during the term of this Lease as “Additional Rent” all Operating Expenses of the entire Property as defined in Paragraph 5(b) and all Taxes levied or assessed against the entire Property as Taxes are defined in Paragraph 5(c) hereof.
          (b) “Operating Expenses” as used herein shall include all direct costs actually incurred by Lessor in the management, operation, maintenance, repair, and replacement of the Property, including the cost of all maintenance, repairs, and restoration of the Property performed by Lessor pursuant to Paragraphs 14(b) and 14(c) hereof, as determined in accordance with generally accepted accounting principles (unless excluded by this Lease), including, but not limited to:
          Personal property taxes related to the Property; any parking taxes or levies imposed on the Property in the future by any governmental agency; a management fee not to exceed three percent (3%) of the Monthly Base Rent payable by Lessee under this Lease, which management fee shall be payable to Lessor, any affiliate of Lessor, or an independent property manager selected by Lessor; water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Lessor pursuant to Paragraph 11(b) hereof; license, permit, and inspection fees; all charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction) except to the extent that such utilities are paid directly by Lessee pursuant to Paragraph 15(a); maintenance, repair, and replacement of the roof membrane; maintenance and replacement of floor and window coverings; repair, maintenance, and replacement of the heating, ventilating, air conditioning, mechanical and electrical systems, plumbing and sewage systems (subject to the warranties set forth in Paragraph 2(c)); landscaping, gardening, and tree trimming; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing of the parking area; exterior Building lighting and parking lot lighting; supplies, materials, equipment and tools used in the maintenance of the Property; costs for accounting services incurred in the calculation of Operating Expenses and Taxes as defined herein; and the cost of capital expenditures for any improvements or changes to the Building which are required by laws, ordinances, or other governmental regulations adopted after the Commencement Date, or for any items or capital expenditures voluntarily made by Lessor which are intended to have the effect of reducing Operating Expenses, or for any items or capital expenditures required because of Lessee’s specific use of the Premises; provided, however, that with respect to capital improvements made to save Operating Expenses the amortization thereof shall not be at a rate greater than the actual savings in Operating Expenses; and provided further, that except for capital improvements required because of Lessee’s specific use of the Premises, if Lessor voluntarily makes capital improvements or capital expenditures to the Property or is required to make such capital improvements or capital expenditures, Lessor shall amortize the cost of said improvements and expenditures (including insurance deductible amounts if the improvements damaged are repaired or reconstructed) over the useful life of said improvements (together with interest on the unamortized balance at the rate equal to the effective rate of interest actually charged to Lessor for its borrowings for capital expenditures, but in no event in excess of ten percent (10%) per annum) as an Operating Expense in accordance with generally accepted accounting principles. Operating Expenses shall also include any other expenses or charges, whether or not described herein, not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting principles would be considered an expense of managing, operating, maintaining, and repairing the Property.
          (c) Real property taxes and assessments levied or assessed against the Property, during the term of this Lease are referred to herein as “Taxes.”
          As used herein, “Taxes” shall mean:
                    (1) all real estate taxes, assessments and any other taxes levied or assessed against the Property, including the Land, the Building, and all improvements located thereon, and including any increase in Taxes resulting from a reassessment following any transfer of ownership of the Property or any interest therein or following any improvements to the Property; and
                    (2) all other taxes which may be levied in lieu of real estate taxes, assessments, and other fees, charges, and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature by any authority having the direct or indirect power to tax, including without limitation any governmental authority or any improvement or other district or division thereof, for public improvements, services, or benefits which are assessed, levied, confirmed, imposed, or become a lien (1) upon the Property, and/or any legal or equitable interest of Lessor in any part thereof; or (2) upon this transaction or any document to which Lessee is a party creating or transferring any interest in the Property; and (3) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any tax previously included within the definition of “Taxes” or any tax the nature of which was previously included in the definition “Taxes.”
                    Not included within the definition of “Taxes” are any net income, profits, transfer, franchise, estate, gift, rental income, or inheritance taxes imposed by any governmental authority. “Taxes” also shall not include penalties or interest charges assessed on delinquent Taxes.
                    With respect to any assessments which may be levied against or upon the Property, or the Land, which under applicable Laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration of any partial year) and statutory interest shall be included within the computation of the annual Taxes levied against the Property.
          (d) Notwithstanding anything in Paragraphs 5(b) or 5(c) to the contrary, the following costs (“Costs”) shall be excluded from the definition of Operating Expenses:
                    (1) Costs occasioned by the act, omission or violation of law by Lessor, or its respective agents, employees or contractors;
                    (2) Costs for which Lessor receives reimbursement from others, including reimbursement from insurance; Lessor shall exercise commercially reasonable efforts to collect such amounts;

                    (3) Interest, charges, fees, and like carrying costs incurred on debt or payments on any deed of trust or ground lease on the Property of which Lessor is debtor, trustor, or lessee;
                    (4) Costs incurred in repairing, maintaining or replacing any structural elements of the Building for which Lessor is responsible pursuant to Paragraph 14(a) hereof;
                    (5) Any wages, bonuses or other compensation of employees of Lessor, including fringe benefits, or any fee, office overhead, general and administrative expenses, or accounting charges paid to Lessor or its affiliates for management and administration of the Property in excess of the management fee referred to in Paragraph 5(b);
                    (6) Costs in the nature of depreciation, amortization or other expense reserves;
                    (7) Leasing expenses and broker commissions payable by Lessor;
                    (8) Costs incurred as a result of casualties or by the exercise of the power of eminent domain;
                    (9) Costs which are properly capitalized under generally accepted accounting principles, except to the extent those costs (including interest thereon) are incurred after the Warranty Date and are amortized on a straight line basis over the useful life of the capital item in question, determined in accordance with Paragraph 5(b) above;
                    (10) Costs incurred in connection with containing, removing, or otherwise remediating any Hazardous Materials as defined in Paragraph 9(a), except to the extent caused by the release or emission of the Hazardous Materials in question by Lessee or its employees, agents, contractors, invitees, sublessees, successors or assigns;
                    (11) Overhead profit increments paid to Lessor’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis;
                    (12) Costs to correct any construction defect, building code or other violation, or to comply with any covenant, condition, restriction, underwriter’s requirement or applicable Laws existing or in effect on or before the Warranty Date;
                    (13) Insurance costs for coverages not customarily paid by tenants of comparable premises in the Santa Clara, California office/R&D/manufacturing rental market (unless required by Lessor’s mortgage lender), and earthquake insurance deductibles except to the extent used for repair and reconstruction and unless such deductible amounts are amortized over the useful life of the repaired or reconstructed improvements so damaged on a straight line basis, in which case Lessee shall pay such amortized amount monthly during the balance of the term;
                    (14) advertising and marketing expenses;

                    (15) costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Property;
                    (16) penalties and interest for late payment of any obligation of Lessor,
                    (17) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Lessor;
                    (18) costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith);
                    (19) wages, salaries, or other compensation paid to any executive employees above the grade of building manager;
                    (20) attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants other than Lessee, or in connection with leasing, renovating or improving space for tenants or other occupants or in connection with the financing or refinancing of the Building or the Land or otherwise in connection with Lessor’s business, except that there shall not be excluded from Operating Expenses attorneys’ fees and costs paid by Lessor to Lessor’s property tax counsel employed to contest any property tax assessment levied against the Property or to secure a reduction of the property taxes assessed against the Property, provided that Lessee shall receive credit against future Taxes for any refund received; and
                    (21) except as otherwise expressly provided herein, any other expense that under generally accepted accounting principles and practices consistently applied would not be considered a normal maintenance or operating expense.
          Lessor shall at all times use its best efforts to operate the Property in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable premises in the market area in which the Property is located.
          (e) The first monthly installment of Operating Expenses and Taxes shall be payable on or before the Warranty Date; thereafter Operating Expenses and Taxes shall be paid in monthly installments, concurrently with Monthly Base Rent, based upon Lessor’s good faith annual estimate of Operating Expenses and Taxes. Lessee’s initial payment is based upon Lessor’s estimate of Operating Expenses and Taxes for the year in question, and the monthly payments thereof (and future payments) are subject to increase or decrease as determined by Lessor to reflect an accurate estimate of actual Operating Expenses and Taxes. Within ninety (90) days after the end of each calendar year, Lessor shall deliver to Lessee a statement of actual Operating Expenses and Taxes for such calendar year. Within thirty (30) days after its receipt of such statement, Lessee shall pay Lessor the amount of any deficiency, or Lessor shall credit Lessee (or, if such adjustment is at the end of the Term, pay Lessee) the amount of any excess, in Lessee’s payment of its of Operating Expenses and Taxes over actual Operating Expenses and Taxes for such calendar year.
          (f) Lessee or its accountants shall have the right to inspect and audit Lessor’s books and records with respect to this Lease once each calendar year to verify actual Operating Expenses and/or Taxes. Lessor’s books and records shall be kept in accord with generally accepted accounting principles. Lessee shall promptly deliver to Lessor a copy of such audit, without expense to Lessor. If Lessee’s audit of the Operating Expenses or Taxes for any year reveals an overcharge, the amount of the overcharge shall be credited against Operating Expenses and/or Taxes next due hereunder or paid directly to Lessee, if this Lease shall have terminated. If Lessee’s audit of the Operating Expenses or Taxes for any year reveals an undercharge, Lessee shall promptly reimburse Lessor an amount equal to such undercharge. If Lessee’s audit of the Operating Expenses and/or Taxes for any year reveals a net overcharge of more than five percent (5%), Lessor promptly shall reimburse Lessee for the cost of the audit; otherwise, Lessee shall bear the cost of Lessee’s audit.
          (g) Notwithstanding the expiration or termination of this Lease, within thirty (30) days after receipt by Lessee of an invoice from Lessor for any Operating Expenses or Taxes payable by Lessee for the calendar year in which this Lease expires or terminates, Lessee shall pay to Lessor any such amount due as shown on such invoice. Lessee’s obligations under this subparagraph (g) shall survive the expiration or termination of this Lease.
     6. Payment of Rent.
          (a) All rent shall be due and payable by Lessee in lawful money of the United States of America at the address of Lessor set forth in Paragraph 24, “Notices,” without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent shall be payable monthly, in advance, on the first (1st) day of each calendar month during the term of this Lease (except that the Monthly Base Rent for the month of January 2007 shall be paid by Lessee upon the execution and delivery of this Lease by Lessor and Lessee pursuant to Paragraph 3(b) hereof). Lessee’s obligation to pay the Operating Expenses and Taxes of the Property shall commence on the Warranty Date, and shall continue thereafter during the term of this Lease as billed by Lessor. The term “rent” as used in this Lease shall include all sums payable by Lessee hereunder.
          (b) If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after the same is due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount. Any amount not paid within ten (10) days after Lessee’s receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (1) the prime rate of interest as published in the “Wall Street Journal,” plus two percent (2%) or (2) the maximum rate allowed by law (the “Interest Rate”) in addition to the late payment charge.
          Initials: Lessor [ILLEGIBLE]       Lessee [ILLEGIBLE]
     7. Security Deposit.
          (a) Concurrently with the execution and delivery of this Lease by Lessor and Lessee, Lessee shall deposit with Lessor the sum of One Hundred Forty-eight Thousand Four Hundred Dollars ($148,400) (the “Security Deposit”), as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. If Lessee fails to pay Monthly Base Rent,

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accepted accounting principles. Lessee shall promptly deliver to Lessor a copy of such audit, without expense to Lessor. If Lessee’s audit of the Operating Expenses or Taxes for any year reveals an overcharge, the amount of the overcharge shall be credited against Operating Expenses and/or Taxes next due hereunder or paid directly to Lessee, if this Lease shall have terminated. If Lessee’s audit of the Operating Expenses or Taxes for any year reveals an undercharge, Lessee shall promptly reimburse Lessor an amount equal to such undercharge. If Lessee’s audit of the Operating Expenses and/or Taxes for any year reveals a net overcharge of more than five percent (5%), Lessor promptly shall reimburse Lessee for the cost of the audit; otherwise, Lessee shall bear the cost of Lessee’s audit.
          (g) Notwithstanding the expiration or termination of this Lease, within thirty (30) days after receipt by Lessee of an invoice from Lessor for any Operating Expenses or Taxes payable by Lessee for the calendar year in which this Lease expires or terminates, Lessee shall pay to Lessor any such amount due as shown on such invoice. Lessee’s obligations under this subparagraph (g) shall survive the expiration or termination of this Lease.
     6. Payment of Rent.
          (a) All rent shall be due and payable by Lessee in lawful money of the United States of America at the address of Lessor set forth in Paragraph 24, “Notices,” without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent shall be payable monthly, in advance, on the first (1st) day of each calendar month during the term of this Lease (except that the Monthly Base Rent for the month of January 2007 shall be paid by Lessee upon the execution and delivery of this Lease by Lessor and Lessee pursuant to Paragraph 3(b) hereof). Lessee’s obligation to pay the Operating Expenses and Taxes of the Property shall commence on the Warranty Date, and shall continue thereafter during the term of this Lease as billed by Lessor. The term “rent” as used in this Lease shall include all sums payable by Lessee hereunder.
          (b) If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after the same is due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount. Any amount not paid within ten (10) days after Lessee’s receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (1) the prime rate of interest as published in the “Wall Street Journal,” plus two percent (2%) or (2) the maximum rate allowed by law (the “Interest Rate”) in addition to the late payment charge.
          Initials: Lessor [ILLEGIBLE]       Lessee [ILLEGIBLE]
     7. Security Deposit.
          (a) Concurrently with the execution and delivery of this Lease by Lessor and Lessee, Lessee shall deposit with Lessor the sum of One Hundred Forty-eight Thousand Four Hundred Dollars ($148,400) (the “Security Deposit”), as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. If Lessee fails to pay Monthly Base Rent,

Additional Rent, or any other sum due hereunder within applicable notice and cure periods referred to in Paragraph 22, or any other Event of Default by Lessee occurs (as defined in Paragraph 22, including applicable notice and cure periods referred to therein), Lessor may use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys’ fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written request therefor deposit an amount with Lessor sufficient to restore the Security Deposit to the original amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor agrees that the Security Deposit shall be reduced to Seventy-four Thousand Two Hundred Dollars ($74,200) on the first day of the calendar month after Lessee has delivered written evidence reasonably satisfactory to Lessor that Lessee had positive net income for its previous fiscal year.
          (b) In the event that Lessor has funded more than Two Hundred Ten Thousand Dollars ($210,000) ($3.00 psf) of Additional Tenant Improvement Allowance, within ten (10) business days after the last installment of Additional Tenant Improvement Allowance has been funded, Lessee shall deliver to Lessor an unconditional, irrevocable standby letter of credit (“Letter of Credit”) in an amount (“Original LC Amount”) equal to the amount of the Secured Tenant Improvement Allowance. The parties agree that the Secured Tenant Improvement Allowance shall be equal to the excess amount (if any) paid by Lessor for the construction of the Tenant Improvement Work over and above the sum of (i) the Tenant Improvement Allowance of Eight Hundred Forty Thousand Dollars ($840,000) ($12.00 psf), plus (ii) Two Hundred Ten Thousand Dollars ($210,000) ($3.00 psf). The Letter of Credit shall be issued by a bank reasonably acceptable to Lessor, in favor of Lessor as beneficiary, with Letter of Credit draw language consistent with this Paragraph 7(b). Lessee shall renew the Letter of Credit annually or cause the issuing bank to issue a new Letter of Credit to Lessor in the amount of the remaining balance at least thirty (30) days prior to the expiration of the existing Letter of Credit. Failure by Lessee to cause the issuing bank to renew the Letter of Credit, or to issue a new Letter of Credit in the amount of the remaining balance, that is delivered to Lessor at least thirty (30) days prior to the expiration of the existing Letter of Credit shall be a default by Lessee which shall give Lessor the right to draw on the existing Letter of Credit.
          If Lessee fails to pay to Lessor any monthly amount necessary to amortize the Additional Tenant Improvement Allowance pursuant to Paragraph 13(b), within five (5) days after said amount is due Lessor may, upon prior written notice to Lessee, draw upon the Letter of Credit for the payment to Lessor of the amount then past due, plus any additional amount to compensate Lessor for any liability, cost, expense, loss or damage (including reasonable attorneys’ fees) which Lessor may suffer or incur by reason of Lessee’s non-payment,
          The Letter of Credit shall be (i) “callable” at sight upon delivery to the issuer of a draw request, (ii) subject to the terms of this paragraph, maintained in effect, whether through renewal or extension, for the entire period from the date of execution of this Lease and continuing until the date (the “LC Expiration Date”) that is ten (10) days after the expiration of the initial term, (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, (iv) fully assignable by Lessor, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall be acceptable to Lessor, in Lessor’s reasonable discretion, and shall provide, among other things, in effect that:

(A) Lessor, or its then managing member (or its property manager if authorized by Lessor), shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the Bank of Lessor’s (or Lessor’s then managing agent’s) written statements that (1) such amount is due to Lessor under the terms and conditions of Paragraph 7(b) of this Lease, or (2) Lessee has filed a voluntary petition under the Federal Bankruptcy Code, it being understood that if Lessor or its managing member is a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (B) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Lessee disputes the content of such statement; and (C) provided that no default by Lessee under this Paragraph 7(b) of this Lease remains uncured, the amount of the Letter of Credit shall decline as of the last day of each calendar month in accordance with the schedule attached hereto as Exhibit “D” and incorporated herein by reference. If a default by Lessee under this Paragraph 7(b) of this Lease remains uncured as of the end of any calendar month, the amount of the Letter of Credit shall not decline, but shall remain unchanged.
          (c) Within thirty (30) days after the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises Lessor shall return to Lessee (or at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit referred to in Paragraph 7(a) not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease. Provided that no Event of Default (as defined in Paragraph 22) remains uncured following the expiration of all applicable notice and cure periods, Lessor shall return to Lessee on the LC expiration Date the Letter of Credit referred to in Paragraph 7(b).
     8. Use. Lessee shall have the right to use the Premises for research and development, general offices, administration, sales, storage, shipping and receiving, manufacturing and warehousing, and for such other uses permitted by applicable zoning ordinances and any covenants, conditions, and restrictions affecting the Property, and for no other use or purpose without Lessor’s prior written consent. Notwithstanding the foregoing, use of the Premises for the manufacture of integrated circuits is expressly prohibited. Any use of the Premises by any sublessee or assignee pursuant to Paragraph 17 shall comply with the provisions of this Paragraph 8.
     9. Environmental Matters.
          (a) The term “Hazardous Materials” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, is regulated or monitored by any governmental authority pursuant to Environmental Laws. Hazardous Materials shall include, but not be limited to hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.
          (b) “Environmental Laws” shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, California Health and Safety Code §§25100 et seq., §§25300 et seq., Sections 25281(f) and 25501 of the California Health and Safety Code, Section 13050 of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq., and all rules and regulations of the EPA, the California Environmental Protection Agency, or any other state or federal department, board or any other agency or governmental board or entity generally having jurisdiction over the environment, as any of the foregoing have been, or are hereafter amended.
          (c) Lessee shall not use, store, or transport to or from the Premises or the Property, or dispose of any Hazardous Materials without Lessor’s prior written consent, except (1) ordinary and customary office supplies and cleaning materials which are used in the normal course of Lessee’s agreed use of the Premises, and (2) such other Hazardous Materials the generation, possession, storage, use, transportation, or disposal of which in the quantities used by Lessee do not require a permit from any governmental authority. All such Hazardous Materials (1) shall be used, stored, transported, and disposed of in strict compliance with Environmental Laws, and (2) shall be stored on the Premises only in limited quantity required for Lessee’s business at the Premises. Except as otherwise specifically permitted by this Paragraph 9(c), Lessee shall not use, store, transport, or dispose of any Hazardous Materials in or about the Premises or the Property. Without limiting the generality of the foregoing, Lessee shall, at its sole cost, comply with all Environmental Laws relating to its use of Hazardous Materials. If Hazardous Materials are discovered at or about the Premises or the Property in violation of Environmental Laws and such Hazardous Materials were used, stored, transported, or disposed of by Lessee, then Lessee shall, at Lessee’s sole expense, promptly take all action necessary to cause the Property to comply with all Environmental Laws with respect to such Hazardous Materials. Upon Lessor’s request, Lessee shall deliver to Lessor (1) a copy of Lessee’s current Hazardous Materials Management Plan, if any, and any amendments or supplements thereto, or replacements thereof, from time to time during the term of this Lease, and (2) a copy of all Hazardous Materials reports or plans filed by Lessee with the City of Santa Clara, if any, even though Lessee’s Hazardous Materials Management Plan and any such reports or plans filed with the City show that Lessee is not currently using any reportable Hazardous Materials on the Premises.
          (d) If Lessee knows, or has reasonable cause to believe, that Hazardous Materials have come to be located in, on, under or about the Premises, Lessee shall immediately give written notice of such fact to Lessor and provide Lessor with a copy of any report, notice, claim or other documentation which Lessee has in its possession concerning the presence of such Hazardous Materials.
          (e) Lessee shall indemnify, defend with counsel reasonably acceptable to Lessor, and hold Lessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) (“Claims”) arising during or after the term (as such may be extended) from the use, storage, transportation, release, disposal, discharge, or emission of Hazardous Materials at or about the Premises or the Property by Lessee, or Lessee’s employees, agents, contractors, invitees, or sublessees (collectively, “Lessee Parties”), in violation of Environmental Laws or the terms of this Lease. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision and any repairs to the Property required in connection therewith. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.
          (f) Prior to the expiration of the term and the surrender of possession of the Premises by Lessee to Lessor, in the event that Lessee or any sublessee during the term of this Lease has used Hazardous Materials on the Premises for which a permit is required, Lessee shall obtain at Lessee’s expense an environmental closure report certified by the appropriate department of the City of Santa Clara (“Certified Closure Report”) and a copy of such Certified Closure Report shall be delivered to Lessor if such report is required by the City of Santa Clara or applicable law. Such closure shall include the removal and remediation at Lessee’s expense of any Hazardous Materials in, on, under, or about the Premises released or discharged by Lessee, its Permitted Affiliates, sublessees, assignees, employees, agents, contractors, or invitees (i) referred to in the environmental closure report prepared by the City of Santa Clara, or (ii) as may be required by the City as a condition to the issuance by the City of a Certified Closure Report that does not recommend or require further clean up or other similar action.
          (g) To the current actual knowledge of Harold Balzer, Manager of Lessor, and David Balzer, Facilities Manager of Lessor, except as disclosed to Lessee in writing by Lessor or as contained in any environmental site assessment report delivered by Lessor to Lessee prior to the execution of this Lease, (1) no Hazardous Materials are present on the Property or the soil, surface water or groundwater thereof, (2) no underground storage tanks are present on the Property, and (3) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Materials or pursuant to any environmental law. Lessor shall be responsible (at no cost to Lessee), and Lessor shall indemnify, defend with counsel reasonably acceptable to Lessee, and hold Lessee harmless from all Claims arising from or incurred as a result of Hazardous Materials being present on the Property at any time due to acts or omissions of Lessor or its employees, agents, contractors, tenants, invitees, or other third parties (excluding Lessee and any Lessee Parties). Lessee shall not be responsible under this Lease, and Lessor hereby releases Lessee from liability for any Hazardous Materials present on the Premises that were not released by Lessee or its employees, agents, contractors, invitees, or sublessees.
          (h) Notwithstanding anything to the contrary herein, Lessee shall have the right to perform a phase I environmental site assessment of the Property and any phase II environmental investigations of the Property that Lessee feels are reasonably necessary, provided that Lessee shall promptly deliver copies thereof to Lessor upon receipt thereof.
          (i) The provisions of this Paragraph 9 shall survive the expiration or earlier termination of the term of this Lease.
     10. Taxes on Lessee’s Property. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the initial term and any extension thereof upon Lessee’s equipment, fixtures, furniture, and personal property installed or located in the Premises.
     11. Insurance.
          (a) Lessee shall, at Lessee’s sole cost and expense, provide and keep in force commencing with the commencement date of Lessee’s early access to the Premises and continuing during the Lease term, a commercial general liability insurance policy with a recognized casualty insurance company qualified to do business in California, insuring against any and all liability occasioned by any occurrence in, on, about, or related to the Property, or arising out of the condition, use, occupancy, alteration or maintenance of the Property, having a combined single limit for both bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000) per occurrence. Lessee’s liability insurance policy shall contain cross liability endorsements, shall contain contractual liability coverage and shall include Lessor and Lessor’s property manager as additional insureds. All such insurance carried by Lessee shall be in a form reasonably satisfactory to Lessor and its mortgage lender and shall be carried with companies that have a general policyholder’s rating of not less than “A” and a financial rating of not less than Class “X” in the most current edition of Best’s Insurance Reports; shall provide that such policies shall not be subject to reduction or cancellation except after at least thirty (30) days’ prior written notice to Lessor; and shall be primary and not contributory. Prior to the early occupancy of the Premises by Lessee, and upon renewal of such policies not less than thirty (30) days prior to the expiration of the term of such coverage, Lessee shall deliver to Lessor certificates of insurance confirming such coverage, together with evidence of the payment of the premium therefor. If Lessee fails to procure and maintain the insurance required hereunder within five (5) days after receipt by Lessee of written notice from Lessor, Lessor may, but shall not be required to, order such insurance at Lessee’s expense and Lessee shall reimburse Lessor for all costs incurred by Lessor with respect thereto. Lessee’s reimbursement to Lessor for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Lessor, including Lessor’s costs, expenses and reasonable attorneys’ fees with interest thereon at the Interest Rate.
          (b) Subject to the provisions of Paragraphs 5(a), 5(b), and 5(d), Lessor shall obtain and carry in Lessor’s name, as insured, during the term of this Lease, “all risk” property insurance coverage in an amount equal to the full replacement cost of the Building (with rental loss insurance coverage for a period of one year) (“Lessor’s property insurance”), flood insurance (but only if required by Lessor’s lender), commercial general liability insurance, and insurance against such other risks or casualties as Lessor shall reasonably determine, including, but not limited to, insurance coverages required of Lessor by the beneficiary of any deed of trust which encumbers the Property (including earthquake and terrorism insurance coverage, but only if required by Lessor’s lender), insuring Lessor’s interest in the Property, any other improvements to the Property constructed by Lessor, or by Lessee with Lessor’s prior written approval, in an amount not less than the full replacement cost of the Building and all other Improvements from time to time. The proceeds of any such insurance shall be payable solely to Lessor and Lessee shall have no right or interest therein. Lessor shall have no obligation to insure against loss by Lessee to Lessee’s equipment, furniture, fixtures, inventory, or other personal property of Lessee in, on, or about the Premises occurring from any cause whatsoever. Lessor’s commercial general liability insurance shall provide for contractual liability coverage of Lessor’s indemnity referred to in Paragraph 12(b).

          (c) Notwithstanding anything to the contrary contained in this Lease, the parties release each other, and their respective authorized representatives, employees, officers, directors, shareholders, managers, members, assignees, subtenants, and property managers, from any Claims for damage to the Property and to the fixtures, personal property, leasehold improvements and alterations of either Lessor or Lessee in or on the Property that are caused by or result from risks required by this Lease to be insured against or actually insured against under any property insurance policies carried by the parties and in force at the time of any such damage, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Lessor or Lessee or their respective authorized representatives, shareholders, managers, members, assignees, subtenants, successors, officers, directors, employees, agents, contractors, or invitees. All of Lessor’s and Lessee’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this Paragraph 11 (c).
          (d) Each party shall cause each property insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with the above waiver and any damage covered by any policy; provided, however, that such provision or endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable. Neither party shall be liable to the other for any property loss or damage caused by fire or any of the risks insured against (or required to be insured against) under any insurance policy carried pursuant to this Lease.
     12. Indemnification.
          (a) Subject to Paragraphs 12(c) and 12(d), Lessee shall indemnify, defend, and hold Lessor harmless from all Claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property (1) that arise from any activity, work, or thing done or permitted by Lessee in or about the Property, (2) for bodily injury or damage to property which arises in or about the Property to the extent the injury or damage to property results from the negligent acts or omissions of Lessee, its employees, agents, or contractors, or (3) that are based on any Event of Default by Lessee in the performance of any obligation on Lessee’s part to be performed under this Lease, except to the extent caused by the negligent or willful misconduct of Lessor or its employees, agents, or contractors or a breach by Lessor of its obligations under this Lease. Lessee also waives all claims against Lessor for damages to property, or to goods, wares, and merchandise stored in, upon, or about the Premises or the Property, and for injuries to persons in, upon, or about the Premises or the Property from any cause arising at any time, except as may be caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors or the breach by Lessor of its obligations under this Lease.
          (b) Subject to Paragraphs 11(c) and 11(d), Lessor shall indemnify, defend, and hold Lessee harmless from Claims for personal injury, death or for loss or damage to property (1) that arise from bodily injury or damage to property in or about the Property to the extent the injury or damage to property results from the negligent acts or omissions of Lessor, its employees, agents or contractors, or (2) that are based on any breach or default by Lessor in the performance of any obligation on Lessor’s part to be performed under this Lease, except to the extent caused by the negligent or willful misconduct of Lessee or its employees, agents or contractors or a breach by Lessee of its obligations under this Lease.

          (c) The foregoing indemnities by Lessee and Lessor shall also include reasonable costs, expenses and attorneys’ fees incurred in connection with any indemnified claim or incurred by the indemnitee in successfully establishing the right to indemnity. The indemnitor shall have the right to assume the defense of any claim subject to the foregoing indemnities with counsel reasonably satisfactory to the indemnitee. The indemnitee agrees to cooperate fully with the indemnitor and its counsel in any matter where the indemnitor elects to defend, provided the indemnitor shall promptly reimburse the indemnitee for reasonable costs and expenses incurred in connection with its duty to cooperate.
          The foregoing indemnities are conditioned upon the indemnitee providing reasonably prompt notice to the indemnitor of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnities, along with sufficient details that will enable the indemnitor to make a reasonable investigation of the claim.
          When the claim is caused by the joint negligence or willful misconduct of Lessee and Lessor or by the indemnitor party and a third party unrelated to the indemnitor party (except indemnitor’s agents, officers, employees or invitees), the indemnitor’s duty to indemnify and defend shall be proportionate to the indemnitor’s allocable share of joint negligence or willful misconduct.
          (d) Notwithstanding anything to the contrary contained herein, neither party shall be liable to the other, or to any of the employees, agents, contractors, or invitees of the other for any damage because of any act or negligence of any owner or occupant of adjoining or contiguous property (other than that belonging to such party or its affiliates or subsidiaries) or other third person, or for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise in the Building.
     13. Tenant Improvement Work: Condition of the Building.
          (a) Lessee shall cause to be performed all hard and soft cost work associated with improvement of the Premises and the Building for Lessee’s use (“Tenant Improvement Work”) pursuant to a space plan of the Building (the “Space Plan”) mutually approved by the parties. Any material changes to the approved Space Plan shall also require the prior written approval of both Lessor and Lessee. Each party agrees that it will not unreasonably withhold, condition or delay its approval of the Space Plan or any material changes thereto.
          The Tenant Improvement Work shall be performed by a general contractor selected by Lessee pursuant to a construction contract between Lessee and the contractor describing the Tenant Improvement Work, the cost thereof, and the scheduled completion date. The contractor selected by Lessee and the construction contract shall be subject to Lessor’s written approval, which shall not be unreasonably withheld, conditioned or delayed.
          (b) Lessor shall contribute the sum of Eight Hundred Forty Thousand Dollars ($840,000) ($12.00 per rentable square foot of the Premises) as a tenant improvement allowance (“Tenant Improvement Allowance”) which shall be applied to the cost of the Tenant Improvement Work. Lessor shall also contribute an additional sum of up to Five Hundred Sixty Thousand Dollars ($560,000) ($8.00 per rentable square foot of the Premises) (the “Additional Tenant Improvement Allowance”) toward the Tenant Improvement Work, subject to (1) the written approval by Lessor and Lessee of the written scope of the additional Tenant Improvement Work and the cost thereof (such approval shall not be unreasonably withheld, conditioned or delayed), and (2) Lessee’s agreement to amortize the amount of the Additional Tenant Improvement Allowance by making equal monthly payments, plus ten percent (10%) interest per year on the unpaid balance thereof from time to time, to Lessor commencing on January 1, 2007 and continuing in equal monthly installments during the initial term of this Lease. Lessee shall provide a Letter of Credit to Lessor to secure the portion, if any, of the Tenant Improvement Allowance defined as the Secured Tenant Improvement Allowance in accordance with Paragraph 7 above. Lessor shall make disbursements of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance directly to Lessee’s contractor promptly following the receipt by Lessor of copies of invoices submitted to Lessee by Lessee’s contractor that have been approved for payment by Lessee. Lessee shall pay the entire balance of the cost, if any, of the Tenant Improvement Work in excess of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance promptly upon receipt by Lessee of invoices for such costs.
          (c) Lessee shall cause the Tenant Improvement Work to be constructed in accordance with all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Lessee shall cause Lessee’s contractor to correct at the contractor’s expense any defects in the Tenant Improvement Work noted by Lessee or by Lessor prior to the expiration of the warranty period for the Tenant Improvement Work. Any needed repairs to the Tenant Improvement Work thereafter shall be performed by Lessor and included in Operating Expenses pursuant to Paragraph 5 if the nature of such repairs is that it falls under Lessor’s maintenance and repair obligations, otherwise such repairs shall be made by Lessee at Lessee’s expense.
          (d) Lessor warrants that the Building will be in the condition required by Paragraph 2(c), including in compliance with the Americans With Disabilities Act (ADA) on the Warranty Date. Lessee shall give written notice to Lessor of any defect in any of the foregoing elements of the Building within one hundred twenty (120) days after the Warranty Date, and Lessor shall cause any such defect specified by Lessee to be repaired, at Lessor’s expense, as soon as possible. Any needed repairs to any of the foregoing elements of the Building of which Lessee gives Lessor written notice after such period shall be performed by Lessor and included in Operating Expenses pursuant to Paragraph 5.
          (e) Subject to the payment by Lessor of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance and the performance by Lessor of Lessor’s obligations under Paragraphs 2(c) and 2(d), Lessee waives all right to make repairs at the expense of Lessor, or to deduct the costs thereof from the rent, and Lessee waives all rights under Section 1941 and 1942 of the Civil Code of the State of California.
     14. Maintenance and Repairs; Alterations: Surrender and Restoration.
          (a) Lessor shall, at Lessor’s sole expense, keep in good order, condition, and repair and replace when necessary, the structural elements of the roof (excluding the roof membrane), the foundation and exterior walls (except the interior faces thereof) of the Building, excluding any alterations, structural or otherwise, made by Lessee to the Building which are not approved in writing by Lessor prior to the construction or installation thereof by Lessee. Subject to the applicable conditions of Paragraphs 20 and 21 hereof, Lessor shall perform and construct, and Lessee shall not be responsible for performing or constructing, any repairs, maintenance, or improvements (1) required as a result of any casualty damage or as a result of any taking pursuant to the exercise of the power of eminent domain, or (2) for which Lessor receives reimbursement from third parties based on construction or other warranties, contractor guarantees, or insurance claims. Lessor shall use its good faith diligent efforts to collect any such sums.
          (b) In addition to the items referred to in Paragraph 5(b), Lessor shall, repair, maintain, and replace as needed, as an Operating Expense pursuant to Paragraph 5 hereof, the roof membrane, ceiling glass, exterior glass and glazing, the Building’s electrical, plumbing and life safety systems, the exterior areas of the Property outside the Building and the parking facilities serving the Building, including without limitation, the landscaping, tree trimming, resurfacing and restriping of the parking lot and walkways, exterior building lighting, and parking lot lighting, and, subject to Paragraphs 5(b) and (d), Lessor shall perform or cause to be performed, any repair, maintenance, or improvements which are properly treated as capital improvements or capital expenditures, and shall amortize the cost thereof over their useful life, together with interest thereon (as provided in Paragraphs 5(b) and (d)), as an Operating Expense (to the extent properly includable as an Operating Expense pursuant to Paragraphs 5(b) and (d)) in accordance with generally accepted accounting principles. In the event Lessee provides Lessor with written notice of the need for any repairs to the Property, Lessor shall commence any such repairs promptly following receipt by Lessor of such notice and Lessor shall diligently prosecute such repairs to completion.
          (c) Subject to the foregoing, except as otherwise provided in this Lease, Lessee shall at all times keep the Premises and the interior common areas of the Building in good and safe order, condition, and repair. Lessee shall contract for and pay directly for the janitorial service to the Premises and the interior common areas of the Building. Lessee shall execute and maintain in full force and effect at Lessee’s expense throughout the term a service contract with an authorized air conditioning service company for periodic service, repairs, and replacement of parts to service the portion of the HVAC system serving the Premises. Lessor shall have the right to obtain on a semi-annual basis an inspection report of the HVAC system from an HVAC service firm designated by Lessor for the purpose of monitoring the performance of the HVAC maintenance and repair work performed by Lessee’s HVAC service firm. The cost of such inspection report shall be an Operating Expense pursuant to Paragraph 5(b). Subject to the release of claims and waiver of subrogation contained in Paragraphs 11(c) and 11(d), if Lessor is required to make any repairs by reason of Lessee’s negligent acts or omission to act, Lessor may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Lessee shall promptly pay the same upon receipt of an invoice therefor.
          (d) Lessee may, from time to time, at its own cost and expense and without the consent of Lessor make nonstructural alterations to the interior of the Premises, the cost of which in any one instance is Twenty-five Thousand Dollars ($25,000) or less, and the aggregate cost of all such work during the term of this Lease does not exceed One Hundred Thousand Dollars ($100,000), provided that Lessee first notifies Lessor in writing of any such nonstructural alterations. Otherwise, Lessee shall not make any alterations, improvements, or additions to the Premises or to any other part of the Building without delivering to Lessor a complete set of plans and specifications for such work and obtaining Lessor’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. If any nonstructural alterations to the interior of the Premise exceed Twenty-five Thousand Dollars ($25,000) in cost in any one instance, or exceed the aggregate cost of One Hundred Thousand Dollars ($100,000) during the term of this Lease, Lessee shall employ, at Lessee’s expense, a qualified licensed general contractor to perform such alterations pursuant to a construction contract entered into between Lessee and such contractor. The contractor and the construction contract shall be subject to Lessor’s written approval prior to commencement of construction, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee shall deliver to Lessor at Lessee’s expense a complete set of as built drawings of the Premises including such alterations upon the completion thereof. Lessor may condition its consent to Lessee agreeing in writing to remove any such alterations at the expiration or earlier termination of the term of this Lease and Lessee agreeing to restore the Premises to its condition prior to such alterations at Lessee’s expense. Lessor shall advise Lessee in writing at the time consent is granted whether Lessor reserves the right to require Lessee to remove any alterations from the Premises prior to the expiration of this Lease.
          All alterations, trade fixtures and personal property installed in the Premises solely at Lessee’s expense shall during the term of this Lease remain the property of Lessee, and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Lessee may remove any of Lessee’s personal property, furniture, or equipment not permanently affixed to the Premises (“Lessee’s Personal Property”) at any time and from time to time, provided that Lessee shall repair any damage to the Premises caused by such removal. Lessor shall have no lien or other interest whatsoever in any item of Lessee’s Personal Property. Within ten (10) days following Lessee’s request from time to time, Lessor shall execute documents in commercially reasonable form to evidence Lessor’s waiver of any right, title, lien or interest in any of Lessee’s Personal Property and giving any lenders holding a security interest or lien on such property reasonable rights of access to the Premises to remove Lessee’s Personal Property, provided that such lenders agree to repair all damage caused by such removal and any personal property owned by Lessor remains free of liens. Upon the expiration or sooner termination of this Lease all alterations, fixtures and improvements to the Premises, whether made by Lessor or installed by Lessee at Lessee’s expense, shall be surrendered by Lessee with the Premises and shall become the property of Lessor (except for those items Lessor required Lessee to remove pursuant to the previous paragraph); provided, however that Lessee may remove any or all of Lessee’s Personal Property prior to or promptly following the expiration of the term, but Lessee shall repair any damage to the Premises caused by such removal.
          (e) Lessee, at Lessee’s sole cost and expense, shall during the term of this Lease promptly and properly observe and comply with all existing and future Laws, and the Board of Fire Underwriters. Any structural changes or repairs or other repairs or changes of any nature to the Building which would be considered a capital expenditure under generally accepted accounting principles, including changes or repairs required by the ADA, any state laws governing handicapped access or architectural barriers, and all rules, regulations and guideline promulgated under such laws after the Warranty Date, as amended from time to time, shall be made by Lessor unless such structural repairs or changes are required by reason of the specific nature of the use of the Premises by Lessee, in which case Lessee shall bear the cost of such repairs or changes. If such structural changes or repairs are required after the Warranty Date and are not required by reason of the specific nature of Lessee’s use of the Premises, the cost of such structural changes or repairs, except as provided in Paragraph 14(a), shall be treated as an Operating Expense and shall be amortized in accordance with the provisions of Paragraph 5(b).
          (f) Lessee shall surrender the Premises (including the Tenant Improvement Work) by the last day of the Lease term or any earlier termination date, with all of the improvements to the Premises and the interior common areas of the Building, parts, and surfaces thereof clean and free of debris and in good operating order, condition, and state of repair, except for ordinary wear and tear and except for damage caused by casualty, the elements, acts of God or other force majeure events, a taking by eminent domain, maintenance that is Lessor’s responsibility hereunder, Hazardous Materials not released or emitted in violation of Laws by Lessee or its agents, employees or contractors, and alterations or other improvements made by Lessee with Lessor’s prior written consent which Lessee is not required to remove as a condition to Lessor’s approval of such alterations or improvements. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by commercially reasonable maintenance practice or by Lessee performing all of its obligations under this Lease. The obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance, or removal of Lessee’s trade fixtures, furnishings, equipment, and alterations, and the restoration by Lessee of the Premises to its condition prior to any alterations, additions, or improvements made by Lessee, subject to the exceptions set forth in the first sentence of this subparagraph (f) (1) if Lessor’s consent thereto was conditioned upon such removal and restoration upon expiration or sooner termination of the Lease term pursuant to Paragraph 14(d), or (2) if Lessee made any such alterations, additions, or improvements without obtaining Lessor’s prior written consent in breach of Paragraph 14(d), and within a reasonable time after the expiration or sooner termination of the Lease term Lessor gives written notice to Lessee requiring Lessee to perform such removal and restoration. Lessee’s obligations under this Paragraph 14 shall survive the expiration or earlier termination of this Lease.
     15. Utilities and Services.
          (a) Lessee shall contract for and pay directly the cost of all electricity, telephone, gas, water, heat and air conditioning service, janitorial service, refuse pick-up, sewer charges, and all other utilities or services supplied to or consumed by Lessee, its agents, employees, contractors, and invitees, on or about the Premises and the common areas of the Building.
          (b) Lessor shall not be liable to Lessee for any interruption or failure of any utility services to the Building or the Premises which is not caused by the negligence or willful acts of Lessor, or Lessor’s employees, agents, or contractors. Lessee shall not be relieved from the performance of any covenant or agreement in this Lease because of any such interruption or failure. If the Premises should become not reasonably suitable for Lessee’s use as a consequence of cessation of utilities or other services, interference with access to the Premises, legal restrictions or the presence of any Hazardous Material which does not result from Lessee’s release or emission of such Hazardous Material, and in any of the foregoing cases the interference with Lessee’s use of the Premises persists for seven (7) consecutive days or more, then Lessee shall be entitled to an equitable abatement of rent thereafter to the extent of the interference with Lessee’s use of the Premises occasioned thereby and until the interference ceases. If the interference persists for more than ninety (90) consecutive days, Lessee shall have the right to terminate this Lease by giving written notice of termination to Lessor.

     16. Liens. Lessee agrees to keep the Property free from all liens arising out of any improvement work performed by Lessee or arising out of any other work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give Lessor at least ten (10) days prior written notice before commencing any work of improvement on the Premises approved in writing by Lessor pursuant to Paragraph 14(d), the contract price for which exceeds Twenty-five Thousand Dollars ($25,000). Lessor shall have the right to post notices of non-responsibility with respect to any such work. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Property against the same, and shall pay and satisfy any such adverse judgment that may be rendered thereon or provide a lien release bond in accordance with applicable law before the enforcement thereof against Lessor or the Property.
     17. Assignment and Subletting.
          (a) Except as otherwise provided in this Paragraph 17, Lessee shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without the prior written consent of Lessor in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld, delayed, or conditioned, subject to the following provisions.
          (b) Prior to any assignment or sublease which Lessee desires to make, Lessee shall provide to Lessor the name and address of the proposed assignee or sublessee, true and complete copies of all documents relating to Lessee’s prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee, and Lessee shall specify in writing all consideration to be received by Lessee for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 17, the term “consideration” shall include all money or other consideration to be received by Lessee for such assignment or sublease. Within fifteen (15) days after the receipt of such documentation and other information, Lessor shall (1) notify Lessee in writing that Lessor elects to consent to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth; or (2) notify Lessee in writing that Lessor refuses such consent, specifying reasonable grounds for such refusal.
          If Lessee shall propose to sublease more than fifty percent (50%) of the rentable square feet of the Premises for substantially the remainder of the initial term, or the option extension period, as applicable, except to one or more “Permitted Affiliates” (as defined in Paragraph 17(g)), it shall so notify Lessor in writing, specifying the proposed commencement date of the proposed sublease. Lessee may give such notification prior to locating a proposed sublessee and shall otherwise not be required to comply with the requirements of the previous paragraph. After its receipt of such notice from Lessee, Lessor may notify Lessee that Lessor elects to terminate this Lease, effective as of the proposed sublease commencement date specified in Lessee’s notice. If Lessor elects to terminate this Lease pursuant to the foregoing provision, upon the effective date of termination, Lessor and Lessee shall each be released and discharged from any liability or obligation to the other under this Lease accruing thereafter with respect to the Property, except for any obligations then outstanding and except for any indemnity obligations or other obligations which survive the expiration or termination of this Lease by the express terms hereof, and Lessee agrees that Lessor may enter into a direct lease with a proposed assignee or sublessee, if any, without any obligation or liability to Lessee.
          (c) In deciding whether to consent to any proposed assignment or sublease, Lessor may take into account whether or not reasonable conditions have been satisfied, including, but not limited to, the following:
               (1) In Lessor’s reasonable judgment, the proposed assignee or subtenant is engaged in such a business, that the Premises, or the relevant part thereof, will be used in such a manner which complies with Paragraph 8 hereof entitled “Use” and Lessee or the proposed assignee or sublessee submits to Lessor documentary evidence reasonably satisfactory to Lessor that such proposed use constitutes a permitted use of the Premises pursuant to the ordinances and regulations of the City of Santa Clara;
               (2) The proposed assignee or sublessee shall be a reputable person or entity with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease in a timely manner;
               (3) The proposed assignment or sublease shall be subject to approval by Lessor’s mortgage lender, but only if Lessor’s mortgage lender so requires under the express terms of its written agreement with Lessor; and Lessor shall use its good faith efforts to obtain such approval promptly following Lessee’s request; and
               (4) Lessor’s consent to the assignment or sublease shall be in a separate instrument containing the relevant provisions of this Paragraph 17 and otherwise in form reasonably acceptable to Lessor and its counsel.
          (d) As a condition to Lessor’s granting its consent to any assignment or sublease, (1) Lessor may require that Lessee reimburse Lessor for Lessor’s reasonable attorneys’ fees incurred in the negotiation, preparation, and review by Lessor and Lessor’s counsel of the documentation relating to the proposed assignment or sublease, including Lessor’s consent thereto, not to exceed One Thousand Dollars ($1,000); (2) Lessor may require that Lessee pay to Lessor, as and when received by Lessee, fifty percent (50%) of the amount of any excess of the consideration to be received by Lessee in connection with said assignment or sublease over and above the rental amount fixed by this Lease and payable by Lessee to Lessor, after deducting only (A) any improvement allowance or other economic concessions (space planning allowance, moving expenses, etc.) paid by Lessee to assignee or sublessee in connection with such assignment or sublease; (B) a standard leasing commission payable by Lessee in consummating such assignment or sublease (C) reasonable attorneys’ fees incurred by Lessee and Lessor in connection with such assignment or sublease; (D) the unamortized cost of any tenant improvements paid for by the Additional Tenant Improvement Allowance, provided, that Lessee has made all monthly payments to Lessor required by Paragraph 13(b) with respect to the Additional Tenant Improvement Allowance through the effective date of the assignment or sublease and Lessee confirms in writing Lessee’s obligation to pay the balance thereof in accordance with Paragraph 13(b) notwithstanding such assignment or sublease; and (E) the unamortized balance (on a straight line basis) of the cost of any other tenant improvements paid for by Lessee pursuant to and in compliance with Paragraph 14(d); and (3) Lessee and the proposed assignee or sublessee shall demonstrate to Lessor’s reasonable satisfaction that each of the criteria referred to in subparagraph (c) above is satisfied.
          (e) Each assignment or sublease agreement to which Lessor has consented shall be an instrument in writing which complies with the provisions of this Paragraph 17 and in form reasonably satisfactory to Lessor, and shall be executed by both Lessee and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease, that Lessor’s consent thereto shall not constitute a consent to any subsequent assignment or subletting by Lessee or the assignee or sublessee, and, except as otherwise set forth in a sublease approved by Lessor, agrees to perform all of the obligations of Lessee hereunder (to the extent such obligations relate to the portion of the Premises assigned or subleased or as appropriate), and that the termination of this Lease shall, at Lessor’s sole election, constitute a termination of every such assignment or sublease.
          (f) In the event Lessor shall consent to an assignment or sublease, except as otherwise provided in Paragraphs 17(g) or 17(h), Lessee shall remain primarily liable for all obligations and liabilities of Lessee under this Lease, including, but not limited to, the payment of rent.
          (g) Notwithstanding the foregoing, Lessee may, without Lessor’s prior written consent, and without any participation by Lessor in assignment and subletting proceeds, assign this Lease or sublet all or any portion of the Premises to a subsidiary, affiliate, division or corporation controlled by or under common control with Lessee, or to a successor corporation to Lessee by merger, consolidation or reorganization, or to a purchaser of substantially all of Lessee’s business operations conducted on the Premises (each, a “Permitted Affiliate”); provided, that except as specified hereafter (and except in cases where Lessee does not survive the transaction), Lessee shall remain primarily liable for all obligations and liabilities of Lessee under this Lease, including, but not limited to, the payment of rent. Lessee’s foregoing rights to assign this Lease or to sublet the Premises shall be subject to the following conditions: (1) there shall be no uncured Event of Default (as defined in Paragraph 22) by Lessee under this Lease; (2) in the case of an assignment or subletting to a Permitted Affiliate, Lessee shall remain liable to Lessor hereunder to the extent Lessee survives the transaction, (3) if as a result of a merger, consolidation, or reorganization Lessee is not a surviving entity, the transferee or successor entity to Lessee shall have on the effective date of such transaction a net worth as shown on its current balance sheet certified by an officer of the assignee or sublessee (hereinafter “transferee”) or successor entity at least equal to that of Lessee immediately prior to the effective date of the assignment or sublease, or, if less, financial resources sufficient, in Lessor’s reasonable good faith judgment, to perform the obligations under the assignment or sublease, as applicable; and (4) the transferee or successor entity shall expressly assume in writing Lessee’s obligations hereunder accruing from and after the effective date of such assignment or subletting.
          (h) The sale or transfer of Lessee’s capital stock in a public offering pursuant to an effective registration statement filed by Lessee with the Securities and Exchange Commission or otherwise in connection with any other bona fide financing transaction shall not be deemed an assignment, subletting, or other transfer of this Lease or the Premises, provided, that in the event of the sale, transfer or issuance of Lessee’s securities in connection with a merger, consolidation, or reorganization in which Lessee is not a surviving entity, the conditions set forth in Paragraph 17(g)(1), (3), and (4) shall apply.
          (i) Subject to the provisions of this Paragraph 17 any assignment or sublease without Lessor’s prior written consent (where such consent is required hereunder) shall at Lessor’s election be void. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 17, including the requirement of Lessor’s prior written consent, with respect to any subsequent assignment or sublease. If Lessee shall purport to assign this Lease, or sublease all or any portion of the Premises, without Lessor’s prior written consent (if such consent is required hereunder), Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor’s rights and remedies under this Paragraph 17, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.
          (j) Lessee shall not hypothecate or encumber its interest under this Lease or any rights of Lessee hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Lessor’s prior written consent which shall not be unreasonably withheld, subject to all of the provisions of this Paragraph 17.
          (k) In the event of any sale or exchange of the Premises by Lessor and assignment of this Lease by Lessor, Lessor shall, upon providing Lessee with written confirmation that Lessor has transferred any security deposit and Letter of Credit held by Lessor, to Lessor’s successor in interest and upon the assumption by the transferee of all of Lessor’s obligations hereunder accruing from and after the effective date of such assignment, be and hereby is entirely relieved of all liability under any and all of Lessor’s covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.
          (l) The parties acknowledge that Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee’s breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations).
     18. Non-Waiver.
          (a) No waiver of any provision of this Lease shall be implied by any failure of Lessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Lessor or Lessee of any provision of this Lease must be in writing.
          (b) No receipt of Lessor of a lesser payment than the rent required under this Lease shall be considered to be other than on account of the earliest rent due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Lessor may accept checks or payments without prejudice to Lessor’s right to recover all amounts due and pursue all other remedies provided for in this Lease.

          Lessor’s receipt of monies from Lessee after giving notice to Lessee terminating this Lease shall in no way reinstate, continue, or extend the Lease term or affect the termination notice given by Lessor before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Lessor may receive and collect any rent, and the payment of that rent shall not waive or affect such prior notice, action, or judgment.
     19. Holding Over. Lessee shall vacate the Premises and deliver the same to Lessor in the condition required by this Lease upon the expiration or sooner termination of this Lease. In the event of holding over by Lessee after the expiration or termination of this Lease without Lessor’s written consent, such holding over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor as Monthly Base Rent during such holdover an amount equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect at the expiration of the term. If such holdover is without Lessor’s written consent, Lessee shall also be liable to Lessor for all costs, expenses, and consequential damages incurred by Lessor as a result of such holdover. The rental payable during such holdover period shall be payable to Lessor on demand.
     20. Damage or Destruction.
          (a) In the event of a total destruction of the Building and Improvements during the lease term from any cause, either party may elect to terminate this Lease effective as of the date of the casualty by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the Building and Improvements are destroyed to the extent of sixty-five percent (65%) or more of the replacement cost thereof. If this Lease is not terminated, Lessor shall repair and restore the Building and Improvements in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(f) below.
          (b) Subject to Paragraph 20(d), in the event of a partial destruction of the Building and Improvements to an extent less than sixty-five percent (65%) of the replacement cost thereof and if the damage thereto can be repaired, reconstructed, or restored within a period of two hundred ten (210) days from the date of such casualty, and if the casualty is from a cause which is insured (or required to be insured) under Lessor’s “all risk” property insurance, or is insured under any other coverage then carried by Lessor, Lessor shall forthwith repair the same, and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(f) below. If any of the foregoing conditions is not met, Lessor shall have the option of either repairing and restoring the Building and Improvements, or terminating this Lease effective as of the date of the casualty by giving written notice of termination to Lessee within thirty (30) days after the casualty, subject to the provisions of Paragraph 20(c). Notwithstanding anything to the contrary contained in this Paragraph 20, except as set forth in Paragraph 20(d), Lessor shall not have the right to terminate this Lease if the cost to repair the damage to the Building and Improvements would cost less than five percent (5%) of the replacement cost of the Building and Improvements, regardless of whether or not the casualty is insured. Notwithstanding anything to the contrary contained in this Paragraph 20, if the cost to repair the damage to the Building and Improvements exceeds five percent (5%) of the replacement cost of the Building and Improvements, and Lessor elects to terminate this Lease, Lessee may nullify the effect of such termination by giving Lessor written notice within ten (10) days after receipt by Lessee of Lessor’s notice of termination that Lessee elects to repair the damage to the Building and Improvements at Lessee’s sole cost (to the extent the costs exceed the proceeds received by Lessor from Lessor’s property insurance), in which event this Lease shall remain in effect, provided that Rent abatement shall not extend beyond the date that the restoration is substantially completed.
          (c) In the event of a partial destruction of the Building and Improvements to an extent equal to or exceeding twenty-five percent (25%), but less than sixty-five percent (65%) of the replacement cost thereof, or in the event the damage thereto cannot be repaired, reconstructed, or restored within a period of two hundred ten (210) days from the date of such casualty, Lessee may terminate this Lease by giving written notice of termination to Lessor within thirty (30) days after the casualty. The foregoing shall not affect Lessor’s termination rights under subparagraph (b) above.
          Furthermore, if such casualty is from a cause which is not insured under Lessor’s “all risk” property insurance, or is not required by this Lease to be insured under any other insurance carried by Lessor or required hereunder to be carried by Lessor, Lessor may elect to repair and restore the Building and Improvements (provided that Lessee has not elected to terminate this Lease pursuant to the first sentence of this Paragraph 20(c)), or Lessor may terminate this Lease effective as of the date of the casualty by giving written notice of termination to Lessee, subject to the limitations of Paragraph 20(b). Lessor’s election to repair and restore the Building and Improvements or to terminate this Lease, shall be made and written notice thereof shall be given to Lessee within forty-five (45) days after the casualty. Notwithstanding the foregoing, (1) if Lessor has not obtained all necessary governmental permits for the restoration and commenced construction of the restoration within one hundred twenty (120) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given at any time prior to the actual commencement of construction of the restoration; or (2) if Lessor elects to repair and restore the Building and Improvements under subparagraph (b) or (c) above, but the repairs and restoration are not substantially completed within two hundred ten (210) days after the casualty plus the period of any delays in the completion of the repairs and restoration caused by strikes, labor disputes, unavailability of materials, inclement weather, or acts of God (“force majeure delays”), Lessee may terminate this Lease by written notice to Lessor given within thirty (30) days after the expiration of said period of two hundred ten (210) days after the casualty (plus the period of any force majeure delays, but not by more than sixty (60) additional days), provided that the repairs and restoration have not been substantially completed prior to the receipt of such notice by Lessor.
          (d) Notwithstanding anything to the contrary contained in this Paragraph 20, if at any time during the last twelve (12) months of the initial term of this Lease or at any time during the last twelve (12) months of the option period, if exercised, there is damage to the Building and Improvements for which the cost to repair exceeds five percent (5%) of the replacement cost of the Building and Improvements, whether or not an insured loss, Lessor may, at Lessor’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within fifteen (15) days after the date of such damage. Provided, however, that if Lessor elects to terminate this Lease and Lessee is not then in default hereunder and provided further that the partial destruction of the Building and Improvements is to an extent less than sixty-five percent (65%)

of the replacement cost thereof and the damage can be repaired, reconstructed, or restored within a period of two hundred ten (210) days following the date of the casualty, then Lessee may negate Lessor’s election to terminate this Lease by (1) exercising such option within ten (10) days after receipt of Lessor’s termination notice (but not later than the date on which such option expires), and (2) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. Subject to the foregoing conditions, if Lessee duly exercise such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option prior to the expiration date of the option and provide such funds or assurance during such period, or if either of the foregoing conditions with respect to the extent of the destruction or the restoration period is not satisfied, then this Lease shall terminate as of the date set forth in the first sentence of this subparagraph (d).
          (e) If this Lease is not terminated by Lessor or Lessee pursuant to the foregoing provisions, Lessor shall complete the repairs in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(f) below.
          (f) Subject to the limitation in the last sentence of Paragraph 20(b) above in the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally in the ratio which the Lessee’s use of the Premises is impaired during the period of such repair, reconstruction, or restoration, from the date of the casualty until such repair, reconstruction or restoration is completed.
          (g) With respect to any destruction of the Building and Improvements which Lessor is obligated to repair, or may elect to repair, under the terms of this Paragraph 20, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by the parties. Lessor’s obligation to repair and restore the Building and Improvements shall include the Tenant Improvement Work referred to in Paragraph 13(a). Lessor shall also repair and restore any other leasehold improvements constructed thereafter by Lessor, or by Lessee with Lessor’s prior written consent. Lessor’s time for completion of the repairs and restoration of the Building and Improvements referred to above shall be extended by a period equal to any delays caused by strikes, labor disputes, unavailability of materials, inclement weather, or acts of God, but not by more than forty-five (45) days.
          (h) In the event of termination of this Lease pursuant to any of the provisions of this Paragraph 20, the Monthly Base Rent and Additional Rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the occurrence of such casualty, or from the repairing or restoration of the Building and Improvements, or from the termination of this Lease as provided herein, nor shall Lessee be relieved thereby from any of Lessee’s obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 20, and except in the event of termination of this Lease by either party in which case Lessee shall be relieved of its obligations under this Lease that accrue from and after the date of such termination, except for obligations which survive the expiration or termination of this Lease by the express provisions hereof.

     21. Eminent Domain.
          (a) If the whole or any substantial part of the Property is taken or condemned by any competent public authority for any public use or purpose, the term of this Lease shall end upon the earlier to occur of the date when the possession of the part so taken shall be required for such use or purpose or the vesting of title in such public authority. Rent shall be apportioned as of the date of such termination. Lessee shall be entitled to receive any damages separately awarded by the court for (1) leasehold improvements installed at Lessee’s expense or other property owned by Lessee, and (2) reasonable costs of moving by Lessee to another location in Santa Clara County, California. The entire balance of the award shall be the property of Lessor.
          (b) If there is a partial taking of the Property by eminent domain which is not a substantial part of the Property and the balance of the Property remains reasonably suitable for continued use and occupancy by Lessee for the purposes referred to in Paragraph 8, Lessor shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, based on the extent to which Lessee’s use of the Property is impaired thereafter. If after a partial taking, the Property is not reasonably suitable for Lessee’s continued use and occupancy for the uses permitted herein, Lessee may terminate this Lease effective on the earlier of the date title vests in the public authority or the date possession is taken. Subject to the provisions of Paragraph 21(a), the entire award for such taking shall be the property of Lessor.
     22. Remedies. If Lessee fails to make any payment of rent or any other sum due under this Lease for ten (10) days or more after receipt by Lessee of written notice from Lessor stating that the same is due and owing; or if Lessee breaches any other term of this Lease for thirty (30) days or more after receipt by Lessee of written notice from Lessor (unless such default is reasonably incapable of cure within thirty (30) days and Lessee commences cure within thirty (30) days and diligently prosecutes the cure to completion within a reasonable time); or if Lessee breaches any provision of this Lease and such breach is not curable; or if Lessee’s interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Lessee makes a general assignment for the benefit of its creditors; or if this Lease is rejected (1) by a bankruptcy trustee for Lessee, (2) by Lessee as debtor in possession, or (3) by failure of Lessee as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute an event of default and breach of this Lease by Lessee and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Lessee, such reference shall refer to an event of default after any notice and expiration of the cure period provided for in this Paragraph 22, or elsewhere in this Lease (an “Event of Default”).
          (a) Lessor may repossess the Premises and remove all persons and property therefrom. If Lessor repossesses the Premises because of an Event of Default by Lessee, this Lease shall terminate and Lessor may recover from Lessee:
               (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest thereon at a rate equal to the Federal discount rate plus one percent (1%), or the maximum legal rate of interest, whichever is less, from the time of termination until paid;
               (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;
               (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of award plus one percent (1%); and
               (4) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s breach or by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
          (b) If Lessor does not repossess the Premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Paragraph 22, the following do not constitute a repossession of the Premises by Lessor or a termination of the Lease by Lessor:
               (1) Acts of maintenance or preservation by Lessor or efforts by Lessor to relet the Premises; or
               (2) The appointment of a receiver by Lessor to protect Lessor’s interests under this Lease.
     23. Lessee’s Personal Property. If any personal property of Lessee remains on the Premises after (1) Lessor terminates this Lease pursuant to Paragraph 22 above following an Event of Default by Lessee, or (2) after the expiration of the Lease term or after the termination of this Lease pursuant to any other provisions hereof, Lessor shall give written notice thereof to Lessee pursuant to applicable law. Lessor shall thereafter release, store, and dispose of any such personal property of Lessee in accordance with the provisions of applicable law.
     24. Notices.
          (a) All notices, statements, demands, requests, or consents given hereunder by either party to the other shall be in writing and shall be personally delivered, or shall be sent by a recognized overnight delivery service, or shall be sent by United States mail, first class, or registered or certified, return receipt requested, postage prepaid, and addressed to the parties as follows:

Lessor:	HDP Associates, LLC
1000 C Commercial Street
San Carlos, California 94070

Attention: Harold Balzer

Lessee:	After the Commencement Date:

Lumenis Inc.
5302 Betsy Ross Drive
Santa Clara, California 95054
Attention: Vice President, R&D

With a copy to:	Lumenis Inc.
5302 Betsy Ross Drive
Santa Clara, California 95054
Attention: General Counsel

Prior to the Commencement Date:

Lumenis Inc.
2400 Condensa Street
Santa Clara, California 95051
Attention: Vice President R&D

With a copy to:	Lumenis Inc.
2400 Condensa Street
Santa Clara, California 95051
Attention: General Counsel
Copies sent as indicated above shall not alone be considered effective notice to a party. Either party may change its address for notice by giving written notice to the other party of the new address for notice in accordance with subparagraph (b) below.
          (b) When personally delivered to the recipient, notice shall be effective on delivery; when mailed first class to the last address known to the party giving notice, notice shall be effective on delivery; when mailed by certified mail with return receipt requested, notice shall be effective on receipt if delivery is confirmed by a return receipt; when delivered by recognized overnight delivery service with charges prepaid or charged to sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service. Delivery of notice to Lessee shall not be deemed effective until delivery of both the original notice and the copy are made pursuant to this subparagraph 24(b) to the addresses listed in subparagraph 24(a) above.
     25. Estoppel Certificates. Lessee and Lessor shall within fifteen (15) days following request by the other party (the “Requesting Party”), execute and deliver to the Requesting Party an Estoppel Certificate (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any security deposit and/or letter of credit held by Lessor; (4) acknowledging that there are not, to the responding party’s knowledge, any uncured material defaults on the part of the Requesting Party hereunder, or if there are uncured material defaults on the part of the Requesting Party following the expiration of all applicable notice and cure periods, stating the nature of such uncured material defaults; and (5) any other provisions reasonably requested by either party.
     26. Parking. Lessee shall have the use of all parking spaces on the Property for the term of the Lease, including the option extension period if the Option to Extend is exercised. Lessor shall not at any time during the term of this Lease, as extended, reduce the number of parking spaces available on the Property.
     27. Signage. Lessee shall have the right to erect at Lessee’s expense at least two (2) monument signs and at least three (3) exterior Building signs, each with Lessee’s name and logo, subject to Lessor’s approval of the size, design and locations of the monument sign and the Building signage, which approval shall not be unreasonably withheld, conditioned or delayed and subject to Lessee obtaining necessary City of Santa Clara approvals and complying with applicable City of Santa Clara ordinances and regulations with respect to such signage. Lessee shall not place any other signs on or about the exterior of the Building or the areas of Property outside of the Building without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Lessee shall promptly remove all such signage at Lessee’s expense upon the expiration or sooner termination of this Lease.
     28. Real Estate Brokers. Subject to the execution and delivery of this Lease by the parties and the payment by Lessee to Lessor of the first month’s Monthly Base Rent, the Security Deposit, and delivery to Lessor of the Letter of Credit as provided herein, Lessor shall pay a procuring leasing commission for this transaction to Starboard TCN and Wayne Mascia Associates, and a separate commission to CPS
CORFAC International (“CPS”), pursuant to the terms of a separate commission agreement between Lessor and said brokers. Lessor and Lessee acknowledge that Starboard TCN and Wayne Mascia Associates are acting solely as the agent of Lessee in this transaction and that CPS is acting solely as the agent for Lessor in this transaction. Lessor and Lessee each represents to the other that it has not had any dealings with any real estate broker, finder, or other person with respect to this Lease other than the aforementioned brokers, and each party shall indemnify, defend, and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the indemnifying party has or purportedly has dealt other than the aforementioned brokers.
     29. Subordination: Attornment.
          (a) This Lease, without any further instrument, shall at all times be subject and subordinate to any and all mortgages and deeds of trust which may now or hereafter affect Lessor’s estate in the real property of which the Premises form a part, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessor agrees to provide Lessee with commercially reasonable non-disturbance agreement(s) in favor of Lessee from any existing or future mortgagee(s), ground lessor(s) or lien holder(s) (“Lender”) of Lessor, in consideration of, and as a condition precedent to Lessee’s agreement to be bound by the foregoing. Such commercially reasonable non-disturbance agreements shall provide that so long as Lessee is not in default hereunder beyond any applicable notice and cure period that upon acquiring title to the real property of which the Premises form a part by foreclosure or otherwise (1) this Lease shall not be terminated, and (2) such holder or other person or persons purchasing or otherwise acquiring the real property of which the Premises form a part by foreclosure or otherwise shall recognize all of Lessee’s rights hereunder which accrue thereafter, provided that such person or persons purchasing or acquiring the real property of which the Premises form a part shall not be obligated to cure any defaults by Lessor existing at the time of such purchase or acquisition (but the foregoing provision shall not excuse the performance of obligations of Lessor to the extent such obligations arise after such purchase or acquisition), and shall not disturb Lessee’s right to quiet enjoyment of the Premises under the terms of this Lease, on the condition that Lessee agrees in writing to attorn to such holder or purchaser. Said non-disturbance agreements shall be in recordable form and shall be recorded at the election and expense of Lessee, Lessor, or the Lender.
          (b) In confirmation of such subordination, Lessee shall promptly execute any certificate or other instrument which is in commercially reasonable form and Lessor deems proper to evidence such subordination, without expense to Lessor; provided, however, that if any person or persons purchasing or otherwise acquiring the real property of which the Premises are a part by any sale, sales and/or other proceedings under such mortgages and/or deeds of trust, shall elect to continue this Lease in full force and effect in the same manner and with like effect as if such person or persons had been named as Lessor herein, then this Lease shall continue in full force and effect as aforesaid, and Lessee hereby attorns and agrees upon request to attorn to such person or persons.
     30. Breach by Lessor.
          (a) Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor pursuant to this Lease. For purposes of this Paragraph 30, a reasonable time shall in no event be less then thirty (30) days after receipt by Lessor, and by the holders of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Lessee in writing for such purposes, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.
          (b) In the event of a breach of this Lease by Lessor, Lessee’s sole remedy shall be to institute an action against Lessor for damages or for injunctive or equitable relief, but Lessee shall not have the right to rent abatement, to offset against rent, or to terminate this Lease. Lessee expressly waives the defense of constructive eviction.
     31. Lessor’s Entry. Except in the case of an emergency and except for permitted entry during Lessee’s normal working hours for regularly scheduled maintenance, Lessor and Lessor’s agents shall provide Lessee with at least twenty-four (24) hours’ notice prior to entry of the Premises by Lessor and Lessor’s agents. Such entry by Lessor and Lessor’s agents shall not interfere with Lessee’s operations more than reasonably necessary, and Lessor shall exercise reasonable efforts to comply with Lessee’s reasonable security measures and Lessee’s safety protocols, provided that such security measures and safety protocols are known by Lessor. If required by Lessee, Lessor and Lessor’s agents shall at all times be accompanied by a representative of Lessee during any such entry except in case of emergency. Lessor may enter the Premises without prior notice to Lessee if Lessee has abandoned or surrendered possession of the Premises.
     32. Attorneys’ Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys’ fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.
     33. Compliance with CC&Rs. During the term of this Lease and any option extension period, Lessee shall comply, at Lessee’s expense, with all of the covenants, conditions, and restrictions affecting the Premises which are recorded in the Official Records of Santa Clara County, California, and which are in effect as of the date of this Lease. Lessor agrees to provide Lessee with a copy of such CC&Rs prior to the execution of this Lease by Lessee.
     34. Quiet Possession. So long as no Event of Default by Lessee exists under this Lease, Lessee shall have quiet enjoyment and possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.
     35. Force Majeure. Neither Lessor nor Lessee shall be in default in the performance of any obligation under this Lease (other than any monetary obligation) to the extent such party is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations: controls, actions or inaction (including, but not limited to, any action or inaction with respect to the issuance of any permit or approval, or the conduct of any inspection, for the Tenant Improvement Work), civil commotion, fire or other acts of God, acts of war, terrorism, bioterrorism, national emergency, or any other cause of any kind beyond the reasonable control of such party (except financial inability) (collectively “Force Majeure”).
     36. Right of First Offer to Purchase the Property. Lessor hereby grants to Lumenis Inc. on the terms and conditions set forth herein, the right of first offer (“Right of First Offer”) to purchase the Property, if Lessor elects to offer the Property for sale. The Right of First Offer is personal to Lumenis Inc. and shall not be assignable to, or exercisable by, any other person or entity (except a Permitted Affiliate as defined in Paragraph 17(g)). The exercise of the Right of First Offer by Lumenis Inc. is conditional upon Lumenis Inc. (or a Permitted Affiliate) being in possession of the Premises under this Lease with no uncured default by Lessee hereunder, provided Lessor has previously given written notice of the default to Lessee and a reasonable opportunity to cure the default.
          (a) Lessor’s right to sell the Property at any time during the period commencing on the Commencement Date and ending on the first to occur of (i) the termination by Lessor of this Lease on account of a default by Lessee, or (ii) the expiration of the initial term of this Lease, and the option extension period if exercised by Lessee (the “Right of First Offer Period”) shall be subject to the provisions of this Paragraph 36.
          (b) Subject to the provisions of subparagraph (d) hereof, in the event that Lessor desires to sell the Property during the Right of First Offer Period, Lessor shall deliver a written offer (the “First Offer”) to Lessee to sell the Property at least thirty (30) days prior to offering to sell the Property to any third party. The First Offer shall contain the purchase price, which shall not exceed its fair market value as determined by Lessor in Lessor’s good faith judgment, and the terms of sale which Lessor is willing to accept for the Property, and information concerning all liens, encumbrances, and exceptions to title affecting the Property. Lessee shall have thirty (30) days after receipt of the First Offer within which to give written notice to Lessor of Lessee’s acceptance of Lessor’s First Offer to sell the Property. Failure of Lessee to respond to and accept the First Offer in writing within said thirty (30) day period shall be deemed a rejection of the First Offer. If Lessee timely accepts in writing Lessor’s First Offer to sell the Property, Lessor shall sell the Property to Lessee, and Lessee shall purchase the Property from Lessor, in accordance with the terms and conditions of the First Offer.
          (c) If Lessee does not accept Lessor’s First Offer to sell the Property Lessor may thereafter sell the Property to a third party purchaser. Lessor may sell the Property to a third party for a purchase price equal to not less than one hundred percent (100%) of the purchase price set forth in the First Offer. In the event that Lessor proposes to accept a price which is less than one hundred percent (100%) of the purchase price set forth in the First Offer, or in the event Lessor proposes to accept an offer to purchase that does not include any of the other material terms of the First Offer (including title covenants, representations, or economic matters), Lessor shall not sell the Property to a third party without first re-offering to sell the Property to Lessee in accordance with subparagraph (b) above, except that Lessee shall have only fifteen (15) days after receipt of any re-offer within which to accept the re-offer in writing, and failure of Lessee to do so within such fifteen (15) day period shall be deemed a rejection of the re-offer.
          (d) A tax deferred exchange transaction in which Lessor disposes of the Property for like kind property shall be a transaction which is subject to the Right of First Offer, provided that Lessee shall be required to cooperate with Lessor in effecting the exchange, including acquiring the Property from a party to the exchange other than Lessor, but such cooperation shall not increase Lessee’s liability or expense. A transfer of the Property to the members of the limited liability company constituting Lessor, to trusts for their benefit, or to their heirs, shall not be a transaction which is subject to the Right of First Offer, provided that the transferees in such a transaction shall acquire the Property subject to the Right of First Offer.
          (e) The Right of First Offer shall not apply to, and Lessee shall have no Right of First Offer with respect to, any sale or transfer under a trustee’s power of sale upon foreclosure of a deed of trust in favor of an unaffiliated third party institutional lender which encumbers the Property or deed in lieu of foreclosure. Lessee agrees upon request by Lessor at any time during the Right of First Offer Period to execute, acknowledge, and deliver to Lessor and to any prospective mortgage lender an instrument in writing agreeing to the foregoing, and, if requested by such prospective mortgage lender, an instrument in writing subordinating Lessee’s rights under this Paragraph 36 to the lien of any such mortgage or deed of trust.

          (f) If Lessee accepts the First Offer, at the closing of the purchase, and upon the payment by Lessee to Lessor of the purchase price as provided in this Paragraph 36, Lessor shall transfer and convey fee title to the Property to Lessee subject only to (i) non-delinquent property taxes and assessments (if any) (which shall be prorated between Lessor and Lessee as of the date of closing), (ii) existing subleases to sublessees other than Lessee, and (iii) such other exceptions to title that are then existing and set forth in the First Offer. If the First Offer submitted by Lessor to Lessee provides for an all cash transaction, Lessor shall pay in full at close of escrow the existing mortgage indebtedness encumbering the Property, including any prepayment penalty, or cause the existing mortgage to be defeased, at Lessor’s expense.
          (g) Upon the purchase by Lessee of the Property pursuant to this Paragraph 36, Lessor shall, within ten (10) days after delivery by Lessee to Lessor of a written acceptance of the First Offer, deliver to Lessee a commitment for title insurance in an amount equal to the purchase price issued by First American Title Insurance Company, covering the Property and naming Lessee as the proposed insured in the amount of the purchase price. Lessor shall cure all meritorious title objections of Lessee prior to the date of the closing of the purchase in order that a title insurance policy insuring Lessee’s purchase of the Property consistent with the provisions of this Paragraph 36 can and will be issued upon the closing of the purchase.
          (h) The closing of a purchase by Lessee of the Property shall be thirty (30) days after delivery to Lessor by Lessee of the acceptance of the First Offer, or, if said thirtieth (30th) day is not a regular business day, then on the next regular business day thereafter. At the closing, Lessor shall execute and deliver into escrow a Grant Deed transferring fee title to the Property to Lessee. Lessee shall wire transfer to the escrow holder for delivery to Lessor at the closing the purchase price to be paid by Lessee to Lessor in immediately available funds. The “closing” or the “closing date” of the sale and transfer shall be the date of recordation of the Grant Deed from Lessor to Lessee.
          (i) At the closing of the sale, all real property taxes and assessments levied and assessed against the Property for the year in which the closing of the sale occurs shall be prorated between Lessor and Lessee as of the closing. If at the closing of the purchase the actual amount of said taxes and assessments for the year in which the closing occurs have not yet been established, they shall be prorated based on the prior year’s taxes levied and assessed, and when the actual amount of the taxes and assessments for the year in which the closing occurs are established, an adjustment shall be made between Lessor and Lessee as to the proportionate share payable by Lessor and Lessee based on the closing date, and Lessee shall reimburse Lessor or be reimbursed by Lessor, as the case may be, for any overage resulting from the proration made at the closing.
          (j) At close of escrow Lessee shall assume the lien of all assessments against the Property if the First Offer so provides.
          (k) The closing of the sale of the Property shall take place at First American Title Insurance Company, 555 Marshall Street, Redwood City, California 94063, or at such other title company as the parties shall agree. Lessor and Lessee shall pay escrow fees and closing costs in accordance with Santa Clara County custom. No real estate commission shall be payable on said sale.

          (l) Rent payable by Lessee pursuant to this Lease and all other costs and expenses attributable to the ownership, management, and operation of the Property shall be prorated between the parties as of the closing date.
          (m) Lessee shall be entitled possession of the Property from and after the date of the closing of the purchase.
          (n) Each of the parties agrees to execute such other and further instruments and documents as may be necessary or convenient to consummate the sale and transfer of the Property in accordance with the First Offer. Upon termination of the Right of First Offer Period pursuant to subparagraph 36(a) above, Lessee shall upon request by Lessor execute, acknowledge, and deliver to Lessor a quit claim deed or other appropriate instrument in form for recording acknowledging the termination and release of Lessee’s rights under this Paragraph 36.
          (o) It is understood and agreed that at the closing of the sale and transfer of the Property, if the First Offer so provides, Lessee shall assume all obligations of Lessor with respect to any indebtedness secured by a deed of trust to which the Property is subject, including all obligations of Lessor included in any instrument or document securing the repayment of any such loan. Notwithstanding that Lessor may not be released and discharged by the lender, Lessee agrees to indemnify, save and hold Lessor harmless from and against any claim, liability, obligation, or damage, of whatever kind or nature, including attorneys’ fees, resulting from the failure of Lessee fully and timely to perform the obligations in connection with any such loan. Such indemnity by Lessee shall survive the closing of the sale and transfer of the Property.
     37. General Provisions.
          (a) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.
          (b) Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee’s interest in this Lease.
          (c) The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.
          (d) This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All prior letters of interest, negotiations, and oral agreements between the parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

          (e) The laws of the State of California shall govern the validity, performance, and enforcement of this Lease. The parties agree that any action for enforcement of this Lease or any other dispute arising hereunder shall be filed exclusively in courts sitting in Santa Clara County, California, and each party to this Lease hereby consents and waives any objection to the jurisdiction and venue of such courts. Notwithstanding which of the parties may be deemed to have prepared this Lease, this Lease shall not be interpreted either for or against Lessor or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.
          (f) Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.
          (g) Recourse by Lessee for breach of this Lease by Lessor shall be expressly limited to the amount of Lessor’s interest in the Property and the rents, issues, insurance and condemnation proceeds, sales proceeds, and profits therefrom, and in the event of any such breach or default by Lessor Lessee hereby waives the right to proceed against any other assets of Lessor or against any other assets of any manager or member of Lessor.
          (h) Any provision or provisions of this Lease which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.
          (i) This Lease may be modified in writing only, signed by the parties in interest at the time of such modification.
          (j) Each party represents to the other that the persons signing this Lease on its behalf are properly authorized to do so. Upon the request of either party, evidence of the written authority of such persons to sign on behalf of the other party shall be provided to the requesting party hereto either prior to or simultaneously with the return to the requesting party of a fully executed copy of this Lease.
          (k) No binding agreement between the parties with respect to the Premises shall arise or become effective until this Lease has been duly executed by both Lessee and Lessor and a fully executed copy of this Lease has been delivered to both Lessee and Lessor.
          (l) Lessor and Lessee acknowledge that the terms and conditions of this Lease constitute confidential information of Lessor and Lessee. Neither party shall disseminate orally or in written form a copy of this Lease, lease proposals, lease drafts, or other documentation containing the terms, details or conditions contained herein to any third party without obtaining the prior written consent of the other party, except to the attorneys, accountants, lenders, investors, potential investors, potential business or merger partners, potential subtenants and assignees or other authorized business representatives or agents of the parties, or to the extent required to comply with applicable Laws. A violation of this Paragraph 36(1) shall not permit either party to terminate this Lease.
          (m) Subject to the provisions of Paragraph 30, the rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct,

separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.
          (n) Except as provided in Paragraph 19, Lessor and Lessee waive any claim for consequential damages which one may have against the other for breach of or failure to perform or observe the requirements and obligations created by this Lease.
          (o) Lessor and Lessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.
          (p) This Lease shall not be recorded by either party without the prior written consent of the other party, which consent the other party may withhold in its sole discretion, provided that upon the request of Lessee made following the Commencement Date, Lessee may cause to be prepared and recorded at Lessee’s expense a memorandum of the Right of First Offer contained in Paragraph 36, provided (1) the memorandum shall be subject to Lessor’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed, and (2) the memorandum shall contain Paragraph 36(e) in its entirety.
          (q) Whenever this Lease requires an approval, consent, determination, selection or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld, conditioned or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.
          (r) Any expenditure by a party permitted or required under this Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

          IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

“Lessor”

HDP ASSOCIATES, LLC, a California limited liability company

By:	[ILLEGIBLE] 8/1/06 Manager

“Lessee”

LUMENIS INC. a Massachusetts corporation

By:	[ILLEGIBLE] 31/7/06
Its

By:
Its

          IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

“Lessor”

HDP ASSOCIATES, LLC, a California limited liability company

By:	[ILLEGIBLE] 8/1/06 Manager

“Lessee”

LUMENIS INC. a Massachusetts corporation

By:	[ILLEGIBLE]
Its

By:
Its

LEGAL DESCRIPTION
     All that certain real property in the City of Santa Clara, County of Santa Clara, State of California, described as:
PARCEL 3, as shown upon that certain Map entitled “Parcel Map,” which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on July 7, 1983 in Book 514 of Maps, at Page 31, Records of Santa Clara County.
EXHIBIT “A”

ING PLAN FOR:

. F. BATTON & CO., INC.

mercial and Industrial Developers

)2 Betsy Ross Drive
A CLARA, CALIFORNIA

FLOOR PLAN

MECH / ELEC
COMMON
AREA 2
AREA 2
LOBBY
COMMON
AREA 1
LOBBY
COMMON
AREA 1
AREA 1

ANT	AREA
OR RENTABLE AREA	37,271

FULL FLOOR AREAS - FIRST FLC 'R PLAN

EXHIBIT “B”

NG PLAN FOR:

F. BATTON & CO., INC.

...ercial and Industrial Developers

2 Betsy Ross Drive
...CLARA, CALIFORNIA

...NT	AREA
...2 RENTABLE AREA	33,610

...UCCI ASSOCIATES ARCHITECTS INC.
...OUTH FIRST STREET
...OSE, CALIFORNIA

...99

COMMON 1
AREA 2
AREA 1

FULL FLOOR AREAS - SECOND FLOOR PLAN

EXHIBIT “B”

COMMENCEMENT MEMORANDUM
Date:                                         , 2006
     This Commencement Memorandum is entered into with respect to the Lease dated July 19, 2006 (the “Lease”) between HDP Associates, LLC, a California limited liability company (Lessor”), and Lumenis Inc., a Massachusetts corporation (“Lessee”), of the premises located at 5302 Betsy Ross Drive, Santa Clara, California (the “Premises”).
     In accordance with the Lease, Lessor and Lessee confirm and agree as follows:
     1. That Lessee has taken possession of the Premises on the date hereof, subject to Lessor’s obligations to be performed with respect to the condition of the Premises pursuant to Paragraph 2(c) of the Lease;
     2. That Lessee hereby acknowledges that under the provisions of the Lease the Commencement Date of the initial term of the Lease is       , 2006 and the Expiration Date of the initial term of the Lease is December 31, 2012, subject to the option to extend provided in Paragraph 3 of the Lease;
     3. That in accordance with the provisions of the Lease, Operating Expenses and Taxes commence to accrue on the Warranty Date which is defined in the Lease as the first to occur of (1) the date of substantial completion of the Tenant Improvement Work, or (2) October 1, 2006, and Monthly Base Rent shall commence to accrue on January 1, 2007; and
     4. Rent is due and payable by Lessee in advance on the first (1st) day of each and every month during the term of the Lease (except that Lessee has paid the Monthly Base Rent for January 2007 concurrently with the execution and delivery of the Lease by Lessor and Lessee. Lessee’s rent checks should be made payable to HDP Associates, LLC and mailed to 1000 C Commercial Street, San Carlos, California 94070.
AGREED AND ACCEPTED

LESSEE:	LESSOR:

LUMENIS INC.,	HDP ASSOCIATES, LLC,
a Massachusetts corporation	a California limited liability company

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT “C”

LETTER OF CREDIT REDUCTION SCHEDULE
     (Insert amortization schedule of the Secured Tenant Improvement Allowance, when the amount is known.)
EXHIBIT “D”